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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-172608

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell nor does it solicit an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2012
PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED MARCH 4, 2011)

$

Bunge Limited Finance Corp.

        % Senior Notes due 2017

Fully and Unconditionally Guaranteed by

BUNGE LIMITED

        The notes will mature on            , 2017. Interest will accrue on the notes from            , 2012. Interest on the notes will be payable on            and            of each year, commencing on            , 2012. Bunge Limited Finance Corp. may redeem the notes at its option in whole or in part at any time prior to their maturity at the redemption prices described in this prospectus supplement.

        The notes will be unsecured and rank equally in right of payment with all of Bunge Limited Finance Corp.'s other unsecured and unsubordinated indebtedness. The notes will be fully, unconditionally and irrevocably guaranteed on a senior unsecured basis by Bunge Limited, the indirect parent company of Bunge Limited Finance Corp. Bunge Limited's guarantee will rank equally in right of payment with its other unsecured and unsubordinated indebtedness and guarantees.

        See "Risk Factors" beginning on page S-9 of this prospectus supplement and those contained in our Annual Report on Form 10-K for the year ended December 31, 2011 and our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2012 filed with the U.S. Securities and Exchange Commission, which is incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of certain risks you should consider in connection with an investment in the notes.

	Public Offering Price(1)	Underwriting Discounts and Commissions	Proceeds to Bunge Limited Finance Corp.

Per note	%	%	%

Total	$	$	$

(1)
Plus accrued interest, if any, from            , 2012 if settlement occurs after that date.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We expect that delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants on or about                    , 2012.

Joint Book-Running Managers

Citigroup	J.P. Morgan BNP PARIBAS	Morgan Stanley

The date of this prospectus supplement is June     , 2012

        You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and on the other information included in the registration statement of which the accompanying prospectus forms a part. We have not, and the underwriters have not, authorized anyone to provide any information or represent anything about us other than that incorporated by reference or contained in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. This document may only be used where it is legal to sell these notes. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus, as well as information that we previously filed with the U.S. Securities and Exchange Commission (the "SEC") and that is incorporated by reference herein, is accurate as of any date other than the date of the relevant document.

        The distribution of this prospectus supplement and the accompanying prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

i

PROSPECTUS SUPPLEMENT

PROSPECTUS

        Unless the context otherwise requires, references to "Bunge," "we," "us" or "our" refer collectively to Bunge Limited and its subsidiaries.

ii

FORWARD-LOOKING STATEMENTS

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information to investors. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein include forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. Forward-looking statements include all statements that are not historical in nature. We have tried to identify these forward-looking statements by using words including "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include the risks, uncertainties, trends and other factors discussed under the headings "Risk Factors" in this prospectus supplement, in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations," "Item 1. Business—Business Overview," "Item 1A. Risk Factors" and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2011 (the "2011 Annual Report") and in "Item 2—Management's Discussion and Analysis of Financial Condition and Results of Operations," "Item 1A—Risk Factors" and elsewhere in our Quarterly Report on Form 10-Q for the three-month period ended March 31, 2012 (the "Quarterly Report"), including:

  •
  fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business;

  •
  fluctuations in energy and freight costs and competitive developments in our industries;

  •
  the effects of weather conditions and the outbreak of crop and animal disease on our business;

  •
  global and regional agricultural, economic, financial and commodities market, political, social and health conditions;

  •
  the outcome of pending regulatory and legal proceedings;

  •
  our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances;

  •
  our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives;

  •
  changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and

  •
  other factors affecting our business generally.

        In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements contained in this prospectus supplement, the accompanying prospectus or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein not to occur. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus supplement.

iii

SUMMARY

        This is only a summary and therefore does not contain all the information that may be important to you. You should read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus carefully, including the "Risk Factors" section elsewhere in this prospectus supplement, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding whether or not to purchase the notes.

 BUNGE LIMITED FINANCE CORP.

        Bunge Limited Finance Corp. ("BLFC") is an indirect, 100%-owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt obligations, other than commercial paper, primarily in the U.S. markets, and investing the proceeds of the issuances in a master trust structure that Bunge created to centralize its financing operations. The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by BLFC and other finance subsidiaries. BLFC's only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge master trust structure and related hedging agreements. Among other things, the master trust structure is intended to allow creditors of BLFC, including holders of the notes, to have the benefit of claims in respect of Bunge's subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries. See "Description of Master Trust Structure" in the accompanying prospectus for a discussion of the Bunge master trust structure and the assets it holds. BLFC is incorporated under the laws of the State of Delaware.

BUNGE LIMITED

        Bunge Limited will fully, unconditionally and irrevocably guarantee the payment of the principal of, premium, if any, and interest on the notes offered hereby when due and payable. Bunge Limited is a limited liability company incorporated under the laws of Bermuda.

Overview

        We are a leading global agribusiness and food company with integrated operations that stretch from the farm field to consumer foods. We believe that we are a leading:

  •
  global oilseed processor and producer of vegetable oils and protein meals, based on processing capacity;

  •
  producer of sugar and ethanol in Brazil and a leading global trader and merchandiser of sugar, based on volume;

  •
  seller of packaged vegetable oils worldwide, based on sales; and

  •
  blender and distributor of agricultural fertilizers to farmers in South America, based on volume.

        We conduct our operations in four divisions: agribusiness, sugar and bioenergy, food and ingredients and fertilizer. These divisions include five reportable business segments: agribusiness, sugar and bioenergy, edible oil products, milling products and fertilizer.

Our Business

        Agribusiness.    Our agribusiness segment is an integrated, global business principally involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. Our agribusiness operations and assets are primarily located in North and South America, Europe and Asia, and we have merchandising and distribution offices throughout the world.

        Sugar and Bioenergy.    Our sugar and bioenergy segment produces and sells sugar and ethanol derived from sugarcane, as well as energy derived from their production process, through our operations in Brazil. Our integrated operations in this segment also include global merchandising of sugar and ethanol, and we have minority investments in corn-based ethanol producers in the United States.

        Food and Ingredients.    Our food and ingredients operations consist of two reportable business segments: edible oil products and milling products. These segments include businesses that produce and sell edible oils, shortenings, margarines, mayonnaise and milled products such as wheat flours, corn-based products and rice. The operations and assets of our milling products segment are located in Brazil and the United States, and the operations and assets of our edible oil products segment are primarily located in North America, Europe, Brazil, China and India.

        Fertilizer.    Our fertilizer segment is involved in producing, blending and distributing fertilizer products for the agricultural industry primarily in South America.

        BLFC and Bunge Limited have their principal executive offices and corporate headquarters at 50 Main Street, White Plains, New York 10606, and their telephone number is (914) 684-2800. Bunge Limited's registered office is located at 2 Church Street, Hamilton, HM11, Bermuda.

 SUMMARY CONSOLIDATED HISTORICAL FINANCIAL DATA

        The following tables set forth Bunge's summary consolidated historical financial information for the periods indicated. The consolidated statements of income for each of the three years ended December 31, 2011, 2010 and 2009 and the consolidated balance sheet data as of December 31, 2011, 2010 and 2009 are derived from our audited consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

        The selected historical financial data as of March 31, 2012 and for the three-months ended March 31, 2012 and 2011 are derived from our unaudited consolidated financial statements incorporated by reference in this prospectus supplement. The unaudited consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in the opinion of Bunge's management, include all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of Bunge's financial position and results of operations for such period or periods.

        You should read this information together with the information included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes to the consolidated financial statements included in our 2011 Annual

Report and our Quarterly Report, each of which is incorporated by reference in this prospectus supplement. See "Incorporation of Certain Documents by Reference."

	Three-Months Ended March 31,		Year Ended December 31,
	2012	2011	2011	2010	2009
	(in millions, except per share amounts)
Consolidated Statements of Income Data
Net sales	$13,446	$12,194	$58,743	$45,707	$41,926
Cost of goods sold	(12,925)	(11,555)	(56,015)	(43,196)	(40,722)

Gross profit	521	639	2,728	2,511	1,204
Selling, general and administrative expenses	(419)	(344)	(1,553)	(1,558)	(1,342)
Gain on sale of fertilizer nutrients assets	—	—	—	2,440	—
Interest income	26	21	102	69	122
Interest expense	(62)	(72)	(302)	(298)	(283)
Loss on extinguishment of debt	—	—	—	(90)	—
Foreign exchange gain (loss)	66	42	(19)	2	469
Other income (expense)—net	(29)	(8)	(16)	(26)	(25)

Income before income tax	103	278	940	3,050	145
Income tax (expense) benefit	(14)	(43)	(44)	(689)	110
Equity in earnings of affiliates	—	—	44	27	80

Net income	89	235	940	2,388	335
Net (income) loss attributable to noncontrolling interest	3	(3)	2	(34)	26

Net income attributable to Bunge	92	232	942	2,354	361
Convertible preference share dividends	(8)	(8)	(34)	(67)	(78)

Net income available to Bunge common shareholders	$84	$224	$908	$2,287	$283

Earnings per common share—basic(1):
Earnings to Bunge common shareholders	$0.57	$1.53	$6.20	$16.20	$2.24

Earnings per common share—diluted(2)
Earnings to Bunge common shareholders	$0.57	$1.49	$6.07	$15.06	$2.22

Cash Dividends per common share	$0.25	$0.23	$0.98	$0.90	$0.82

Weighted average common shares outstanding—basic	145,718,123	146,842,755	146,583,128	141,191,136	126,448,071
Weighted average common shares outstanding—diluted(2)	146,582,899	155,647,491	155,209,045	156,274,814	127,669,822
Other Data
Ratio of earnings to fixed charges and preference share dividends(3)	2.4x	3.9x	3.10x	7.41x	1.14x

	As of March 31,		As of December 31,
	2012	2011	2011	2010	2009
Consolidated Balance Sheet Data
Cash and cash equivalents	$1,250	$812	$835	$578	$553
Inventories(4)	6,368	6,719	5,733	6,635	4,862
Working capital	7,168	6,547	6,181	5,811	5,576
Total assets	25,796	26,473	23,275	26,001	21,286
Short-term debt, including current portion of long term debt	772	1,647	733	2,330	197
Long-term debt	4,471	3,041	3,348	2,551	3,618
Convertible perpetual preference shares(2)	690	690	690	690	690
Common shares and additional paid-in-capital	4,856	4,817	4,830	4,794	3,626
Total equity	$12,770	$13,105	$12,075	$12,554	$10,365

(1)
Earnings per common share—basic is computed by dividing net income available to Bunge common shareholders by the weighted-average number of common shares outstanding for the period.

(2)
On December 1, 2010, Bunge's then outstanding 862,455 5.125% cumulative mandatory convertible preference shares were mandatorily converted into Bunge common shares. The annual dividend on each mandatory convertible preference share was $51.25, payable quarterly. Each mandatory convertible preference share automatically converted on December 1, 2010 at a conversion rate of 9.7596 per share for a total of 8,417,215 of our common shares.

Bunge has 6,900,000 4.875% cumulative convertible perpetual preference shares outstanding. Each cumulative convertible preference share has an initial liquidation preference of $100 per share plus accumulated and unpaid dividends up to a maximum of an additional $25 per share. As a result of adjustments made to the initial conversion price because cash dividends paid on Bunge Limited's common shares exceeded certain specified thresholds, each convertible preference share is convertible at any time at the holder's option into approximately 1.0991 common shares based on a conversion price of $90.9802 per convertible preference share, subject in each case to certain specified anti-dilution adjustments (which represents 7,583,790 Bunge Limited common shares as of March 31, 2012).

(3)
For the purpose of determining the ratio of earnings to fixed charges and preference share dividends, earnings are defined as income from operations before income tax plus fixed charges and amortization of capitalized interest less capitalized interest and preference share dividend requirements. Fixed charges consist of interest expense (capitalized and expensed), amortization of deferred debt issuance costs, portion of rental expense that is representative of the interest factor and preferred stock dividend requirements of the registrant and consolidated subsidiaries.

(4)
Included in inventories were readily marketable inventories of $4,627 million and $4,529 million at March 31, 2012 and 2011, respectively, and $4,075 million, $4,851 million and $3,380 million at December 31, 2011, 2010 and 2009, respectively. Readily marketable inventories are agricultural commodity inventories that are readily convertible to cash because of their commodity characteristics, widely available markets and international pricing mechanisms.

THE OFFERING

Issuer	Bunge Limited Finance Corp.
Guarantor	Bunge Limited.
Notes	$ aggregate principal amount of % Senior Notes due 2017.
Maturity date	The notes will mature on , 2017.
Interest	The notes will bear interest at the rate of % per annum, payable semiannually in arrears on and , commencing on , 2012.
Ranking	The notes will be unsecured obligations of BLFC and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BLFC.
Guarantee
All payments on the notes, including principal and interest, will be fully, unconditionally and irrevocably guaranteed by Bunge Limited. Bunge Limited's guarantee will rank equally in right of payment with its other unsecured and unsubordinated indebtedness and guarantees.
Further issuances	BLFC may, without the consent of the holders of the notes, from time to time issue other senior notes, including notes of the same series that have the same ranking as the notes.
Optional redemption	BLFC may redeem any of the notes at any time, in whole or in part, in cash at the redemption prices described in this prospectus supplement, plus accrued and unpaid interest to the date of redemption.
Change of control offer
Upon the occurrence of a change of control of Bunge Limited that results in the notes no longer having an investment grade credit rating, you will have the right, as holders of the notes, subject to certain exceptions, to require BLFC to repurchase some or all of your notes at 101% of their principal amount, plus accrued and unpaid interest, if any. See "Description of Notes—Repurchase at the Option of Holders."
Certain covenants
The indenture will contain covenants that will limit BLFC's ability to engage in any transactions other than those allowed under the master trust structure as described in "Description of Master Trust Structure" in the accompanying prospectus. The indenture will also contain covenants that will, among other things, limit Bunge Limited's ability, and the ability of certain of its subsidiaries, to:
• incur certain liens;
• engage in sale-leaseback transactions; or
• merge, amalgamate or consolidate or sell all or substantially all of its assets.

These limitations will be subject to a number of important qualifications and exceptions. See "Description of the Notes—Covenants."
No prior market
The notes will be new securities for which there is no market. Although the underwriters have informed BLFC that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, BLFC cannot assure you that a liquid market will develop or be maintained.
Use of proceeds
BLFC estimates that it will receive net proceeds of approximately $ million from this offering, after deducting the underwriters' discounts and commissions and estimated offering expenses. BLFC currently anticipates using the net proceeds for general corporate purposes, including, but not limited to, the repayment of outstanding indebtedness of Bunge. See "Use of Proceeds."

For a more complete description of the terms of the notes, see "Description of the Notes."

Risk Factors

        An investment in notes involves certain risks that a potential investor should carefully evaluate prior to making an investment in the notes. See "Risk Factors" beginning on page S-9 of this prospectus supplement.

 Intercompany Financing Structure

        We have established a master trust structure that enables us to centralize most of our short-term and long-term financing operations at the parent level. Under this structure, our wholly owned, bankruptcy-remote subsidiary, Bunge Asset Funding Corp., issues commercial paper and may borrow under a revolving credit facility, and advances the proceeds from such issuances and borrowings to us and certain of our operating and finance subsidiaries through the master trust structure. We have also formed BLFC as a second wholly owned, bankruptcy-remote subsidiary to issue debt, other than commercial paper, primarily in the U.S. markets, and advance the proceeds from the issuances to us and certain of our operating subsidiaries through the master trust structure. In addition, we have formed Bunge Finance Europe B.V., a company organized under the laws of The Netherlands, as a third wholly owned, bankruptcy-remote subsidiary to issue debt primarily in the European markets, and advance the proceeds from the issuances to us and certain of our operating subsidiaries through the master trust structure.

        The proceeds from Bunge Asset Funding Corp.'s, BLFC's and Bunge Finance Europe B.V.'s debt issuances and credit facilities, including the notes, are required to be advanced to the master trust pursuant to variable funding certificates and used by the master trust to make loans to Bunge Limited and its operating and finance subsidiaries (except to the extent such proceeds are used to repay outstanding indebtedness or to pay expenses incurred in connection with such indebtedness). Each of the intercompany loans is, or will be, fully and unconditionally guaranteed by Bunge Limited. BLFC holds a fractional undivided interest through a variable funding certificate in the pool of guaranteed intercompany loans held by the master trust which, together with cash held by BLFC, is at least equal to the aggregate face amount of BLFC's outstanding debt.

        Among other things, the master trust is intended to allow the creditors of Bunge Asset Funding Corp., BLFC and Bunge Finance Europe B.V. to have the benefit of claims on our subsidiaries that are obligated under the intercompany loans which are equal in right of payment to indebtedness owed or payable to third-party creditors of such subsidiaries. Credit facilities and debt issuances that use the master trust structure include the following:

  •
  $600 million commercial paper program that matures on November 17, 2016;

  •
  $1,750 million revolving credit facility that matures on April 19, 2014;

  •
  $1,000 million revolving credit facility that matures on November 17, 2016;

  •
  $300 million three-year term loan facility that matures on December 15, 2013;

  •
  $300 million 5.875% Senior Notes due 2013;

  •
  $500 million 5.35% Senior Notes due 2014;

  •
  $382 million 5.10% Senior Notes due 2015;

  •
  $500 million 4.10% Senior Notes due 2016;

  •
  $600 million 8.50% Senior Notes due 2019; and

  •
  $1,545 million of bilateral credit facilities, with maturities ranging from 1 month to 12 months.

        See "Description of Master Trust Structure" in the accompanying prospectus.

RISK FACTORS

        You should read and carefully consider each of the risks and uncertainties described below and the other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and accompanying prospectus before making an investment in the notes.

Risks Relating to Our Business and Industries

        For a discussion of the risks related to our business and industries, see "Item 1A. Risk Factors" in our 2011 Annual Report and in "Item 1A—Risk Factors" in our Quarterly Report, each of which is incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

Risks Relating to this Offering

The notes are effectively subordinated to our secured debt.

        The notes are not secured by any of our assets. Therefore, in the event of our bankruptcy, winding up, liquidation or reorganization, holders of our secured debt will have claims with respect to the assets securing their debt that have priority over your claims as note holders. As of March 31, 2012, we had $105 million of long-term debt that is secured primarily by certain property, plant and equipment having a net carrying value of approximately $95 million. To the extent that the value of the secured assets is insufficient to repay our secured debt, holders of secured debt would be entitled to share in any of our remaining assets equally with you and any other unsecured lenders.

Bunge Limited is a holding company and will depend upon funds from its subsidiaries to meet its obligations under the guarantee of the notes.

        Bunge Limited is a holding company and its only significant assets are its investments in its subsidiaries. As a holding company, Bunge Limited is dependent upon dividends, loans or advances or other intercompany transfers of funds from its subsidiaries to meet its obligations, including its obligations under the guarantee. The ability of certain of its subsidiaries to pay dividends and make other payments to Bunge Limited may be restricted by, among other things, applicable laws, as well as agreements to which those subsidiaries may be party. Therefore, the ability of Bunge Limited to make payments with respect to the guarantee may be limited.

        BLFC will invest the net proceeds of the sale of the notes in the master trust which will, in turn, acquire loans made to us and our operating and finance subsidiaries. See "Description of Master Trust Structure" in the accompanying prospectus. Among other things, the master trust structure is intended to allow creditors of BLFC, including holders of the notes, to have the benefit of claims on our subsidiaries that are obligated under the intercompany loans which are equal in right of payment to indebtedness owed or payable to third-party creditors of these subsidiaries. To the extent that other creditors or third parties have superior rights of payment with respect to the claims against a particular subsidiary under laws of its jurisdiction or for any other reason, then the claims of the master trust for the benefit of the holders of the notes may be subject to the rights of such other creditors or third parties against the assets and earnings of that subsidiary.

An active trading market for the notes may not develop.

        The notes constitute a new issue of securities, for which there is no existing market. We cannot provide you with any assurance regarding whether a trading market for the notes will develop or as to the liquidity or sustainability of any such market, the ability of holders of the notes to sell their notes or the price at which holders may be able to sell their notes. If a market were to develop, the notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, our financial performance, developments in the industries in which we conduct business and changes in the overall market for investment grade securities. The underwriters have advised us that they currently intend to make a market in the notes. However, the underwriters are not obligated to do so, and any market-making with respect to the notes may be discontinued at any time without notice. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

We may not be able to repurchase the notes upon a change of control.

        Upon the occurrence of specific kinds of change of control events which result in the notes having a rating below investment grade by each of Moody's Investors Service, Inc., Standard & Poor's and Fitch Ratings Limited, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the notes will be our available cash or cash generated from our operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon such an event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control. In addition, the terms of our other indebtedness, including the indebtedness of our subsidiaries, may restrict us from repurchasing the notes upon a change of control. Accordingly, we may not be able to satisfy our obligation to purchase the notes unless we are able to refinance certain indebtedness or obtain waivers from certain lenders. Our failure to repurchase the notes upon a change of control would cause a default under the indenture governing the notes and a cross default under the terms of our other indebtedness. Certain of our other indebtedness also provide that specific kinds of change of control events would be a default that would permit lenders to accelerate the maturity of borrowings thereunder.

 USE OF PROCEEDS

        We estimate that we will receive net proceeds of approximately $             million from this offering, after deducting the underwriters' discounts and commissions and the estimated offering expenses payable by us.

        We intend to use the net proceeds from this offering for general corporate purposes, including, but not limited to, the repayment of outstanding indebtedness, which includes indebtedness under our revolving credit facilities.

        We had $300 million of borrowings outstanding at March 31, 2012 under our unsecured $1,000 million revolving credit facility, which matures on November 17, 2016, with a weighted average interest rate of 1.62% per year. Borrowings under this credit facility bear interest at LIBOR plus an applicable margin ranging from 1.125% to 1.75%, based generally on the credit ratings of our senior long-term unsecured debt.

        We also had $950 million of borrowings outstanding at March 31, 2012 under our $1,750 million revolving credit agreement that matures on April 19, 2014, with a weighted average interest rate of 2.01% per year. Borrowings under this credit agreement bear interest at LIBOR plus an applicable margin ranging from 1.30% to 2.75%, based generally on the credit ratings of our senior long-term unsecured debt.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2012 on an actual basis and on an as adjusted basis to give effect to this offering and the application of the net proceeds from the sale of the notes, as described under "Use of Proceeds."

        This table should be read in conjunction with "Use of Proceeds" and "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" and our unaudited consolidated financial statements included in our Quarterly Report. See "Incorporation of Certain Documents by Reference."

	As of March 31, 2012
	Actual	As Adjusted
	(in millions, except share data)
Cash and cash equivalents	$1,250	$

Debt:
Short-term debt, including current portion of long-term debt	$772	$

Long-term debt:
Secured	105
Unsecured	1,753
5.875% Senior Notes due 2013	300
5.35% Senior Notes due 2014	500
5.10% Senior Notes due 2015	382
4.10% Senior Notes due 2016	500
5.90% Senior Notes due 2017	250
8.50% Senior Notes due 2019	600
Notes offered hereby	—

Subtotal	$4,390	$

Less: Current portion of long-term debt	(14)

Total long-term debt excluding variable interest entity debt	$4,376	$

Variable interest entity debt due 2014(1)	95

Total long-term debt	$4,471	$

Equity:
Convertible perpetual preference shares, par value $0.01; authorized, issued and outstanding: 2012 and 2011—6,900,000 shares (liquidation preference $100 per share)	690
Common shares, par value $0.01; authorized—400,000,000 shares; issued and outstanding: 2012—145,907,590 shares, 2011—145,610,029 shares(2)	1
Additional paid-in capital	4,855
Retained earnings	6,964
Accumulated other comprehensive income (loss)	(265)
Treasury shares, at cost—1,933,286 shares	(120)

Total Bunge shareholders' equity	12,125
Noncontrolling interest	645

Total equity	12,770

Total capitalization	$18,013	$

(1)
In March 2012, we acquired an asset management business and were deemed the primary beneficiary of certain related investment funds resulting in the consolidation of these investment funds. As a result, our long-term debt balance increased by $95 million. This debt is not an obligation of Bunge and the investment funds' creditors do not have any recourse to Bunge under the relevant debt agreements.

(2)
Issued and outstanding common shares excludes any common shares issuable upon conversion of the 4.875% cumulative convertible perpetual preference shares, approximately 6,240,796 common shares issuable upon the exercise of outstanding stock options and approximately 1,389,033 common shares issuable in respect of outstanding time-based and performance-based restricted stock units, assuming all participants receive the target amount of such awards and no adjustment is made by the compensation committee of the board of directors of Bunge Limited.

DESCRIPTION OF THE NOTES

        The notes will be issued under an indenture dated as of                    , 2012, among Bunge Limited Finance Corp. ("BLFC"), as issuer, Bunge Limited, as guarantor, and Union Bank, N.A., a national banking corporation with trust powers, as trustee. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the U.S. Trust Indenture Act of 1939, as amended.

        BLFC is a 100%-owned indirect subsidiary of Bunge Limited. There are no restrictions on the ability of BLFC to transfer funds to Bunge Limited.

        This description of the notes is intended to be a useful overview of the material provisions of the notes, the guarantee and the indenture. Because this description is only a summary, you should refer to the indenture for a complete description of BLFC's and Bunge Limited's obligations and your rights. A copy of the indenture is available for inspection during normal business hours at the offices of the trustee.

        Certain terms used in this description of the notes are set forth under "—Defined Terms."

General

The Notes

        The notes:

  •
  will constitute debt securities issued under the indenture and will be initially limited to an aggregate principal amount of U.S.$            (subject in either case to the rights of BLFC to create and issue additional notes as described under "—Further Issuances");

  •
  will mature on                , 2017;

  •
  will not be convertible into any other security or have the benefit of any sinking fund;

  •
  will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BLFC;

  •
  will be fully, unconditionally and irrevocably guaranteed by Bunge Limited, which guarantee will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge Limited;

  •
  will be issued in denominations of U.S.$1,000 and integral multiples of U.S.$1,000; and

  •
  will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See "—Book-Entry, Delivery and Form."

Interest

        Interest on the notes will:

  •
  accrue at a rate of        % per annum;

  •
  accrue from the date of issuance or the most recent interest payment date;

  •
  be payable in cash semiannually in arrears on            and            of each year, commencing on                     , 2012;

  •
  be payable to the holders of record on            and            immediately preceding the relevant interest payment date; and

  •
  be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payment and Transfer

        Principal of, premium, if any, and interest on the notes will be payable, and the notes may be exchanged or transferred, at the office or agency maintained by BLFC for such purpose which initially will be the office of the trustee, Union Bank, N.A., 1251 Avenue of the Americas, 19th Floor, New York, NY 10020. Payment of principal of, premium, if any, and interest on notes in global form registered in the name of or held by the depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered holder of such global note. If any of the notes are no longer represented by global notes, payment of interest on the notes in definitive form may, at the option of BLFC, be made by check mailed directly to holders at their registered addresses.

        A holder may transfer or exchange notes in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of notes, but BLFC or Bunge Limited may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. BLFC is not required to transfer or exchange any note selected for redemption for a period of 15 days before a selection of notes to be redeemed.

        The registered holder of a note will be treated as the owner of it for all purposes.

        All amounts of principal of, premium, if any, or interest on the notes paid by BLFC that remain unclaimed two years after such payment was due and payable will be repaid to BLFC and the holders of such notes will thereafter look solely to BLFC for payment.

Optional Redemption by BLFC

        The notes will be redeemable at the option of BLFC, at any time in whole, or from time to time in part, upon not less than 30 and not more than 60 days' notice mailed to each holder of notes at the holder's address appearing in the note register, at a price equal to the greater of:

  •
  100% of the principal amount of the notes to be redeemed; and

  •
  the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of calculation of the redemption price) on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus            basis points,

in each case, plus accrued and unpaid interest to the date of redemption.

        Notes called for redemption will become due on the date fixed for redemption, but such redemption may be subject to one or more conditions precedent. Notices of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date fixed for redemption to each noteholder at its registered address. The notice will state any conditions applicable to a redemption and the amount of notes to be redeemed. On and after the date fixed for redemption, interest will cease to accrue on any redeemed notes. If less than all the notes are redeemed at any time, the trustee will select the notes to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate.

Repurchase at the Option of Holders

        In the event that a Change of Control Triggering Event occurs, unless BLFC has irrevocably exercised its right to redeem the notes without such redemption being subject to any conditions precedent as described in "—Optional Redemption by BLFC," holders will have the right, at such holder's option, subject to the terms and conditions of the indenture, to require BLFC to purchase for cash any or all of such holder's notes in integral multiples of $1,000 original principal amount. BLFC will make an offer to purchase all the notes (the "Change of Control Offer") at a price equal to 101% of the aggregate principal amount of the notes to be purchased plus accrued and unpaid interest to, but excluding, the date the notes are purchased, if any (the "Change of Control Payment").

        Within 60 days following any Change of Control Triggering Event, BLFC will send notice of such Change of Control Offer by first-class mail, with a copy to the trustee, to each holder of notes to the address of such holder appearing in the security register or otherwise in accordance with the procedures of The Depository Trust Company (the "Depositary") with a copy to the trustee, with the following information:

  •
  that the Change of Control Offer is being made pursuant to the provisions of the indenture and that all notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by BLFC;

  •
  the date of the Change of Control Triggering Event;

  •
  the date, which will be no earlier than 30 days and no later than 60 days after the date the notice of the occurrence of the Change of Control Triggering Event is mailed, by which BLFC must purchase the notes (the "Change of Control Payment Date");

  •
  the price that BLFC must pay for the notes it is obligated to purchase;

  •
  the name and address of the trustee;

  •
  that any note not properly tendered will remain outstanding and continue to accrue interest;

  •
  that unless BLFC defaults in the payment of the Change of Control Payment, all notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

  •
  the procedures for surrendering notes to the paying agent for payment; and

  •
  the procedures by which a holder may withdraw such a tender after it is given.

        On the Change of Control Payment Date, BLFC will be obligated, to the extent lawful, to:

  •
  accept for payment all notes or portions of notes properly tendered;

  •
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  •
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased.

        In connection with any purchase of notes after a Change of Control Triggering Event, BLFC will comply with all federal and state securities laws, including, specifically, Rule 13e-4, if applicable, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any related Schedule 13E-4 required to be submitted under that rule.

        BLFC will not purchase any notes if there has occurred and is continuing to occur on the Change of Control Payment Date an event of default under the indenture, other than a default in payment of the purchase price payable for the notes upon a Change of Control Triggering Event. Current and future agreements relating to indebtedness to which Bunge Limited and its subsidiaries are, and may become, party may restrict BLFC from purchasing notes upon a Change of Control Triggering Event. If a Change of Control Triggering Event occurs at a time when BLFC is prohibited from purchasing the notes, Bunge Limited could seek the consent of lenders to permit the purchase of the notes or could attempt to refinance the borrowings that contain such a prohibition. If Bunge Limited does not obtain such consent or refinance such borrowings, BLFC will remain prohibited from purchasing the notes. In addition, certain indebtedness to which Bunge Limited and its subsidiaries are party currently provide, and may in the future also provide, that certain change of control events with respect to Bunge Limited would constitute a default thereunder (including events that would constitute a Change of Control Triggering Event under the indenture). If Bunge Limited experiences a change of control that triggers a default under the terms of Bunge Limited's or its subsidiaries' other indebtedness, Bunge Limited could seek a waiver of such default or seek to refinance such other indebtedness. In the event Bunge Limited does not obtain such a waiver or refinance the indebtedness, such default could result in amounts outstanding under such other indebtedness being declared due and payable.

        BLFC's ability to pay cash to the holders of notes following the occurrence of a Change of Control Triggering Event may be limited by Bunge Limited's then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. The Change of Control purchase feature of the notes may in certain circumstances make more difficult or discourage a sale or takeover of Bunge Limited. Bunge Limited has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to the limitations discussed below, Bunge Limited could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could affect its capital structure or credit ratings.

        BLFC will not be required to make a Change of Control Offer following a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by BLFC and purchases all notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event.

        The definition of "Change of Control" includes a disposition of all or substantially all of the assets of Bunge Limited to any person. Although there is a limited body of case law interpreting the phrase "all or substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the assets of Bunge Limited. As a result, it may be unclear whether a Change of Control has occurred and whether a holder of notes may require BLFC to make an offer to repurchase the notes as described above. The provisions under the indenture relating to BLFC's obligation to make an offer to repurchase the notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the notes.

Further Issuances

        BLFC may from time to time, without the consent of existing noteholders, create and issue additional notes having the same terms and conditions as the notes in all respects, except for issue date, issue price and first payment of interest of such notes. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes; provided that if the additional notes are not fungible with the previously outstanding notes for U.S. federal income tax purposes, the additional notes will have a separate CUSIP number.

Guarantee

        Bunge Limited will fully, unconditionally and irrevocably guarantee to each holder and the trustee the full and prompt payment of principal of, premium, if any, and interest on the notes, when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise, including any additional amounts required to be paid in connection with certain taxes. Any obligation of Bunge Limited to make a payment may be satisfied by causing BLFC to make such payment.

Ranking

        The notes will be unsecured and unsubordinated indebtedness of BLFC and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness of BLFC.

        The guarantee will be an unsecured and unsubordinated obligation of Bunge Limited and will rank equally in right of payment with all other existing and future unsecured and unsubordinated indebtedness and obligations of Bunge Limited. The guarantee will effectively rank junior in right of payment to any secured indebtedness of Bunge Limited to the extent of the assets securing such indebtedness and to all indebtedness and other liabilities of its subsidiaries.

Additional Amounts

        In the event that payments are required to be made by Bunge Limited pursuant to its obligations under the guarantee, Bunge Limited will pay to the holder of any note such additional amounts as may be necessary so that every net payment made by Bunge Limited or a paying agent of the principal of, premium, if any, and interest on such note, after deducting or withholding for or on account of any present or future tax, duty, assessment or other similar governmental charge duly imposed by Bermuda, will not be less than the amount provided in that note to be then due and payable. Bunge Limited will not be required, however, to make any payment of additional amounts for or on account of any such tax imposed by reason of the holder's having some connection with Bermuda, other than its participation as holder under the indenture.

Covenants

        The indenture will set forth covenants that will impose limitations and restrictions on BLFC and will also set forth covenants which will be applicable to Bunge Limited and certain of its subsidiaries. This section summarizes the material covenants of BLFC and Bunge Limited in the indenture.

Limitations and Restrictions on BLFC

        The indenture will limit and restrict BLFC from taking the following actions or engaging in the following activities or transactions:

  •
  engaging in any business or entering into, or being a party to, any transaction or agreement except for:

  •
  the issuance and sale of the notes;

  •
  the incurrence of other indebtedness ranking equal in right of payment with the notes;

  •
  the entering into of Hedge Agreements relating to the notes or such other indebtedness having a notional amount not exceeding the aggregate principal amount of the notes and such other indebtedness outstanding; and

  •
  the use of the net proceeds from the issuance of the notes or such other indebtedness to either make intercompany loans to the Bunge master trust as described under "Summary—Intercompany Financing Structure" in this prospectus supplement and under "Description of Master Trust Structure" in the accompanying prospectus, repay the notes or other indebtedness that is equal in right of payment on the notes or to pay expenses incurred therewith;

  •
  acquiring or owning any subsidiaries or other assets or properties, except an interest in intercompany loans as described under "Description of Master Trust Structure" in the accompanying prospectus, Hedge Agreements relating to its indebtedness and instruments evidencing interests in the foregoing;

  •
  incurring any Indebtedness which ranks senior in right of payment to the notes;

  •
  creating, assuming, incurring or suffering to exist any Lien, other than Company Permitted Liens, upon any Property (it being understood, for the avoidance of doubt, that BLFC may not create, assume, incur or suffer to exist any Lien, including any Lien which would otherwise constitute a Permitted Lien, in the case of Bunge Limited or any Restricted Subsidiary, other than Company Permitted Liens);

  •
  entering into any consolidation, merger, amalgamation, joint venture, syndicate or other form of combination with any person, or selling, leasing, conveying or otherwise disposing of any of its assets or receivables; and

  •
  amending, supplementing, waiving or otherwise modifying certain specified provisions of the documents relating to BLFC's rights or benefits under the master trust without the written consent of the holders of a majority in principal amount of the notes then outstanding. Modifications requiring consent include, without limitation, those that would subordinate the rights of the series 2002-1 variable funding certificate (in which BLFC will invest the proceeds of the notes offered hereby) relative to any other series, reduce or delay distributions to be made by the master trust, change how BLFC's interest in the assets of the master trust is calculated, result in a default or event of default under the indenture or terminate the master trust with respect to less than all of the then outstanding series issued by the master trust. The master trust may, however, be terminated at any time with respect to all series then outstanding without the consent of the holders of the notes.

Limitation on Liens

        The indenture will provide that Bunge Limited will not, and will not permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien, other than Permitted Liens, upon any Restricted Property or upon any shares of stock or Indebtedness of any Restricted Subsidiary, to secure any Indebtedness incurred or guaranteed by Bunge Limited or any Restricted Subsidiary (other than the notes), unless all of the outstanding notes and the guarantee are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness shall be so secured.

Restriction on Sale-Leasebacks

        The indenture will provide that Bunge Limited will not, and will not permit any Restricted Subsidiary to, engage in the sale or transfer by it of any Restricted Property to a person (other than Bunge Limited or a Restricted Subsidiary) and the taking back by Bunge Limited or any Restricted Subsidiary, as the case may be, of a lease of such Restricted Property (a "sale-leaseback transaction"), unless:

  (1)
  the sale-leaseback transaction occurs within six months from the date of the acquisition of the subject Restricted Property or the date of the completion of construction or commencement of full operations of such Restricted Property, whichever is later; or

  (2)
  the sale-leaseback transaction is between Bunge Limited and a Restricted Subsidiary of Bunge Limited, or between Restricted Subsidiaries of Bunge Limited; or

  (3)
  the sale-leaseback transaction involves a lease for a period, including renewals, of not more than three years; or

  (4)
  the sale-leaseback transaction constitutes a Permitted Lien for the purposes of "—Limitation on Liens"; or

  (5)
  Bunge Limited or such Restricted Subsidiary, within a one-year period after such sale-leaseback transaction, (a) applies or causes to be applied an amount not less than the Attributable Indebtedness from such sale-leaseback transaction to the prepayment, repayment, redemption, reduction or retirement of any debt of Bunge Limited or any Subsidiary having a maturity of more than one year that is not subordinated to the notes, or (b) enters into a bona fide commitment to expend an amount not less than the Attributable Indebtedness for such sale-leaseback transaction during such one-year period to the acquisition, construction or development of other similar Property.

Exception to Limitation on Liens and Restriction on Sale-Leasebacks

        Notwithstanding the foregoing restrictions on Liens (other than a Permitted Lien) and sale-leaseback transactions, the indenture will provide that Bunge Limited may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Lien (other than a Permitted Lien) upon any Restricted Property or the shares of stock or Indebtedness of any Restricted Subsidiary to secure Indebtedness incurred or guaranteed by Bunge Limited or any Restricted Subsidiary (other than the notes) or effect any sale-leaseback transaction of a Restricted Property that is not excepted by clauses (1) through (5), inclusive, of the first paragraph under "—Restriction on Sale-Leasebacks," without equally and ratably securing the notes or the guarantee; provided that, after giving effect thereto, the aggregate principal amount of outstanding Indebtedness (other than the notes) secured by such Liens (other than Permitted Liens) upon Restricted Property and the shares of stock or Indebtedness of any Restricted Subsidiary plus the Attributable Indebtedness from sale-leaseback transactions of Restricted Property not so excepted do not exceed 20% of its Consolidated Net Tangible Assets.

        In summary, and for the avoidance of doubt, BLFC is prohibited from creating, assuming, incurring or suffering to exist any Lien, except for Company Permitted Liens, upon any Property whatsoever. Otherwise, only Bunge Limited and Restricted Subsidiaries are subject to any restrictions on Liens and sale-leaseback transactions.

Consolidation, Merger, Amalgamation and Sale of Assets

        The indenture will provide that Bunge Limited may consolidate with or merge or amalgamate with or into, or sell, lease or convey all or substantially all of its assets to, another person only if:

  (1)
  the successor or continuing company is either Bunge Limited or is a person organized under the laws of Bermuda, the United States, any state thereof or the District of Columbia, any full member state of the European Union, Canada, Australia or Switzerland and assumes by supplemental indenture all of Bunge Limited's obligations under the indenture and the guarantee; and

  (2)
  immediately after giving effect to the transaction, no event of default under the indenture, or event which with notice or lapse of time would be an event of default under the indenture, has occurred and is continuing.

        If Bunge Limited engages in one of the transactions described above and complies with the conditions listed above, the successor will be substituted for Bunge Limited for the purposes of the indenture with the same effect as if it and not Bunge Limited had been an original party to the indenture. Thereafter, the successor may exercise the rights and powers of Bunge Limited under the indenture. However, in the case of a lease of all or substantially all its assets, Bunge Limited will not be released from the obligation to pay the principal of, premium, if any, and interest on the notes (including additional amounts).

        In the event that Bunge Limited consolidates with or merges or amalgamates with or into, or sells, leases or conveys all or substantially all of its assets to, another person and the successor is a person organized under the laws of a full member state of the European Union, Canada, Australia or Switzerland, Bunge Limited and the successor or continuing company will, as a condition to such consolidation, merger, amalgamation or sale of assets, comply with the following additional requirements:

  •
  enter into a supplemental indenture with the trustee providing for full, unconditional and irrevocable indemnification of the holders of the notes and the trustee against any tax or duty of whatever nature (other than any tax imposed by reason of the holder having a connection to any such jurisdiction other than as a holder of a note) which is incurred or otherwise suffered by the trustee or such holders with respect to the notes and which would not have been incurred or otherwise suffered in the absence of such consolidation, merger, amalgamation or sale of assets; and

  •
  deliver to the trustee legal opinions of independent legal counsel of recognized standing in New York and the applicable member state of the European Union, Canada, Australia or Switzerland under whose laws the successor or continuing company is organized, to the effect that the obligations of the successor with respect to the indenture or the guarantee, as applicable, are legal, valid, binding and enforceable in accordance with their terms.

        In addition, the indenture will provide that Bunge Limited will not permit any Subsidiary to consolidate with or merge or amalgamate with or into, or sell, lease or convey all or substantially all of its assets to, any person unless:

  •
  such transaction is a merger or amalgamation of a Subsidiary into, or a consolidation of a Subsidiary with, Bunge Limited (so long as Bunge Limited is the surviving or continuing entity) or another Subsidiary or the sale or other disposition by a Subsidiary of all or substantially all of its property to Bunge Limited or another Subsidiary; or

  •
  such transaction is the merger or amalgamation of a Subsidiary with or into, the consolidation of a Subsidiary with, or the sale or other disposition by a Subsidiary of all or substantially all of its property to, another person (provided that such person is not an affiliate), so long as immediately prior to, and after giving effect to, the transaction, no default or event of default exists or would exist.

        Notwithstanding the foregoing sentence, BLFC may not be party to, or the subject of, any consolidation, merger, amalgamation or sale of assets.

Events of Default

        Each of the following will be an event of default under the indenture:

  (1)
  the default in any payment of interest on any note when due, continued for 30 days;

  (2)
  the default in the payment of principal of, or premium, if any, on, any note when due at its stated maturity, upon optional redemption or otherwise, upon declaration of acceleration or otherwise;

  (3)
  the failure by BLFC or Bunge Limited to comply for 60 days after written notice with its other agreements contained in the indenture;

  (4)
  the failure of BLFC, Bunge Limited or any Subsidiary (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments on the scheduled or original date due, (b) to pay interest on any such indebtedness beyond any provided grace period or (c) to observe or perform any agreement or condition relating to such indebtedness, that has caused or permit the holder or beneficiary of such indebtedness to cause, with the giving of notice, if required, such indebtedness to become due prior to its stated maturity, and such acceleration has not been cured within 15 days after notice of acceleration; provided, however, that an event described in subclause (a), (b) or (c) above shall not constitute an event of default unless, at such time, one or more events of the type described in clauses (a), (b) or (c) shall have occurred or be continuing with respect to such indebtedness in an amount exceeding $50,000,000; or

  (5)
  certain events of bankruptcy, insolvency or reorganization of (a) BLFC, (b) Bunge Limited, (c) any Subsidiary that has been designated by Bunge Limited as eligible for intercompany loans to be made by the master trust as described under "Description of Master Trust Structure" in the accompanying prospectus or (d) any other Subsidiary which is a "significant subsidiary" under Regulation S-X under the Securities Act of 1933, as amended (the "Securities Act").

        A default under clause (3) above that has occurred and is continuing will not constitute an event of default under the indenture until the trustee or the holders of not less than 25% in principal amount of the outstanding notes notifies BLFC or Bunge Limited, as the case may be, of the default and such default is not cured within the time specified in such clause (3) after receipt of such notice.

        If an event of default (other than an event of default described in clause (5) above) occurs and is continuing, the trustee by written notice to BLFC, or the holders of at least 25% in principal amount of the outstanding notes by written notice to BLFC and the trustee, may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the notes to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default described in clause (5) above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. The holders of a majority in aggregate principal amount of the outstanding notes under the indenture may waive all past defaults (except with respect to nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the notes and the consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing events of default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived. If an event of default has occurred and not been cured or waived, and the principal of and premium, if any, and accrued and unpaid interest on the notes have become due and payable, by declaration, automatic acceleration or otherwise, then the trustee shall instruct BLFC, and BLFC shall instruct The Bank of New York, as trustee under the master trust as described under "Description of Master Trust Structure" in the accompanying prospectus, to declare due and payable the intercompany loans that had been made using the net proceeds from the sale of such notes.

        Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

  •
  such holder has previously given the trustee written notice that an event of default under the indenture is continuing;

  •
  holders of at least 25% in principal amount of the outstanding notes have requested in writing that the trustee pursue the remedy;

  •
  such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  •
  the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

  •
  the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

        Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the interest of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

        The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of, premium, if any, or interest on any note, the trustee may withhold notice if the trustee determines that withholding notice is in the interests of the holders. In addition, BLFC is required to deliver to the trustee, within 10 days after becoming aware of the occurrence of any default, notice of such default, and in any event within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year.

Amendments and Waivers

        Modifications and amendments of the indenture may be made by BLFC, Bunge Limited and the trustee with the consent of the holders of a majority in principal amount of the notes then outstanding under the indenture (including consents obtained in connection with a tender offer or exchange offer for the notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

  •
  reduce the percentage in principal amount of outstanding notes, whose holders must consent to an amendment of the indenture or the notes, or certain specified provisions of the documents relating to BLFC's rights or benefits under the master trust;

  •
  reduce the stated rate of or extend the stated time for payment of interest on any note;

  •
  reduce the principal of or change the stated maturity of any note;

  •
  reduce the amount payable upon the redemption of any note;

  •
  make any note payable in money other than that stated in the note;

  •
  impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes;

  •
  make any change in the amendment provisions which requires each holder's consent or in the waiver provisions; or

  •
  release Bunge Limited or modify the guarantee other than in accordance with the indenture.

        The holders of a majority in aggregate principal amount of the outstanding notes, on behalf of all holders of notes, may waive compliance by BLFC with certain restrictive provisions of the indenture. Subject to certain rights of the trustee as provided in the indenture, the holders of a majority in aggregate principal amount of the notes, on behalf of all holders, may waive any past default under the indenture (including any such waiver obtained in connection with a tender offer or exchange offer for the notes), except a default in the payment of principal, premium or interest or a default in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each note that is affected.

        Without the consent of any holder, BLFC, Bunge Limited and the trustee may modify or amend the indenture to:

  •
  cure any ambiguity, omission, defect or inconsistency;

  •
  provide for the assumption by a successor or continuing company of the obligations of Bunge Limited as described under "—Consolidation, Merger, Amalgamation and Sale of Assets";

  •
  provide for uncertificated notes in addition to or in place of certificated notes; provided, however, that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

  •
  add additional guarantees with respect to the notes;

  •
  secure the notes;

  •
  add to the covenants of BLFC or Bunge Limited for the benefit of the holders or surrender any right or power conferred upon BLFC or Bunge Limited;

  •
  make any change that does not adversely affect the interests of any holder;

  •
  provide for the issuance of additional notes; or

  •
  comply with any requirement of the SEC in connection with the qualification of the indenture under the U.S. Trust Indenture Act of 1939.

        The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the indenture becomes effective, BLFC is required to mail to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        BLFC at any time may terminate all its obligations under the notes and the indenture ("legal defeasance"), except for certain obligations, including obligations relating to the defeasance trust, registering the transfer or exchange of such notes, replacing mutilated, destroyed, lost or stolen notes and maintaining a registrar and paying agent in respect of the notes. If BLFC exercises its legal defeasance option, the applicable guarantee will terminate.

        BLFC at any time may terminate its obligations under covenants described under "—Covenants" (other than "Consolidation, Merger, Amalgamation and Sale of Assets") above, its obligation to repurchase notes following a Change of Control Triggering Event and the events of default described in clauses (3) (to the extent that the covenants referred to therein have been terminated as a result of the defeasance), (4) and (5) under "—Events of Default" above ("covenant defeasance").

        BLFC may exercise its legal defeasance option notwithstanding a prior exercise of its covenant defeasance option. If BLFC exercises its legal defeasance option, payment of the notes may not be accelerated because of an event of default with respect thereto. If BLFC exercises its covenant defeasance option, payment of the notes may not be accelerated because of an event of default specified in clause (3) (to the extent that the covenants referred to therein have been terminated as a result of the defeasance), (4) or (5) under "—Events of Default" above.

        In order to exercise either defeasance option, BLFC must irrevocably deposit in trust with the trustee money or U.S. government obligations for the payment of principal of, premium, if any, and interest on the notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable federal income tax law. If the legal defeasance option is exercised and complies with all necessary conditions, noteholders would have to rely solely on the trust deposit for the payment of the notes and could not look to BLFC or Bunge Limited for payment in the event of any shortfall.

Concerning the Trustee

        Union Bank, N.A. is the trustee under the indenture and has been appointed by BLFC as Registrar and Paying Agent with regard to the notes. An affiliate of the trustee is a lender under certain of Bunge's credit facilities.

No Petition

        By its acquisition of a note, each noteholder agrees that neither it nor the trustee on its behalf may commence, or join with any other person in the commencement of, a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding with respect to BLFC under any applicable insolvency laws until one year and one day after all of the notes and all other Indebtedness of BLFC ranking equal with or junior to the notes in right of payment are paid in full, including all interest and premium thereon.

Governing Law

        The notes, the guarantee and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

Consent to Jurisdiction

        Bunge Limited will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture, the notes or the guarantee, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Currency Indemnity

        The obligation of Bunge Limited to make any payments under the indenture, the notes or the guarantee will be in U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars as a result of any judgment or order given or made in a currency other than U.S. dollars in respect of an amount due under the indenture, the notes or the guarantee will constitute a discharge of Bunge Limited's obligation only to the extent of the amount in U.S. dollars that the noteholder is able to purchase with the amount such noteholder receives or recovers. If the amount of U.S. dollars purchased by such noteholder is less than the amount expressed to be due to such noteholder, Bunge Limited will indemnify the noteholder against any loss sustained as a result. In any event, Bunge Limited will indemnify the noteholder against the cost of any such purchase.

Defined Terms

        "Attributable Indebtedness" means, when used with respect to any sale-leaseback transaction, as at the time of determination, the present value (discounted at the rate of interest set forth in or implicit in the terms of the lease) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended).

        "Below Investment Grade Rating Event" means the notes are rated below an Investment Grade Rating by each of the Rating Agencies on any date from the date of the public notice of an event that would, if consummated, result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control, which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by each of the Rating Agencies.

        "Change of Control" means the occurrence of any of the following: (1) Bunge Limited becomes aware (by way of report or any other filing pursuant to Section 13(d) of the Exchange Act or written notice) of the acquisition by any person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Section 13d-5(b)(1) of the Exchange Act), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination, of 50% or more of the voting power of the voting stock of Bunge Limited then outstanding, (2) the sale, lease or transfer of all or substantially all of the assets of Bunge Limited and its subsidiaries, taken as a whole, to any person or persons that is not a subsidiary of Bunge Limited or (3) the first day on which a majority of the members of Bunge Limited's board of directors are not Continuing Directors.

        "Change of Control Triggering Event" means the occurrence of a Change of Control that results in a Below Investment Grade Rating Event.

        "Company Permitted Lien" means:

  (1)
  Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith;

  (2)
  any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

  (3)
  any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

  (4)
  Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an Event of Default; and

  (5)
  Liens securing obligations under a Hedge Agreement.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining terms of the notes.

        "Comparable Treasury Price" means, with respect to any Redemption Date, (a) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 P.M. on the third business day preceding such Redemption Date, as set forth on "Bloomberg page PX1" (or such other page as may replace Bloomberg page PX1), or (b) if such page (or any successor page) is not displayed or does not contain such bid prices at such time, (i) the average of the Reference Treasury Dealer Quotations obtained by the Company for such date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations or (ii) if the Company is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the Company.

        "Consolidated Net Tangible Assets" means, at any date of determination, the total amount of assets of Bunge Limited and its consolidated subsidiaries after deducting therefrom:

  (1)
  all current liabilities (excluding any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed);

  (2)
  total prepaid expenses and deferred charges; and

  (3)
  all goodwill, trade names, trademarks, patents, licenses, copyrights and other intangible assets, all as set forth, or on a pro forma basis would be set forth, on the consolidated balance sheet of Bunge Limited and its consolidated subsidiaries for its most recently completed fiscal quarter, prepared in accordance with generally accepted accounting principles.

        "Continuing Directors" means, as of any date of determination, any member of the board of directors of Bunge Limited who (1) was a member of the board of directors of Bunge Limited on the date of first issuance of the notes pursuant to the indenture or (2) was nominated for election, appointed or elected to the board of directors of Bunge Limited with the approval of a majority of the Continuing Directors who were members of the board of directors of Bunge Limited at the time of such nomination or election (either by a specific vote or by approval of Bunge Limited's proxy statement in which such member was named as a nominee for election as a director).

        "Fitch" means Fitch Ratings Limited.

        "Hedge Agreements" means all swaps, caps or collar agreements or similar arrangements dealing with interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

        "Indebtedness" means, as to any person, without duplication:

  (1)
  all obligations of such person for borrowed money;

  (2)
  all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

  (3)
  all obligations of such person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business;

  (4)
  all obligations of such person as lessee which are capitalized in accordance with U.S. GAAP;

  (5)
  all obligations of such person created or arising under any conditional sales or other title retention agreement with respect to any property acquired by such person (including, without limitation, obligations under any such agreement which provides that the rights and remedies of the seller or lender thereunder in the event of default are limited to repossession or sale of such property);

  (6)
  all obligations of such person with respect to letters of credit and similar instruments, including without limitation obligations under reimbursement agreements;

  (7)
  all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such person, whether or not such Indebtedness is assumed by such person; and

  (8)
  all guarantees of such person (other than guarantees of obligations of direct or indirect Subsidiaries of such person).

        "Independent Investment Banker" means any of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and BNP Paribas Securities Corp. or, if none of such firms are willing or able to select the applicable Comparable Treasury Issue, a leading independent investment banking institution appointed by the trustee and reasonably acceptable to BLFC.

        "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

        "Lien" means any mortgage, lien, security interest, pledge, charge or other encumbrance.

        "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

        "Permitted Liens" means:

  (1)
  Liens for current taxes, assessments or other governmental charges which are not delinquent or remain payable without any penalty, or the validity of which is contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof or upon posting a bond in connection therewith;

  (2)
  any Lien pursuant to any order or attachment or similar legal process arising in connection with court proceedings; provided that the execution or other enforcement thereof is effectively stayed or a sufficient bond had been posted and the claims secured thereby are being contested at the time in good faith by appropriate proceedings;

  (3)
  any Liens securing bonds posted with respect to and in compliance with clauses (1) and (2) above;

  (4)
  any Liens securing the claims of mechanics, laborers, workmen, repairmen, materialmen, suppliers, carriers, warehousemen, landlords, or vendors or other claims provided for by mandatory provisions of law which are not yet due and delinquent, or are being contested in good faith by appropriate proceedings;

  (5)
  any Lien on any Restricted Property securing Indebtedness incurred or assumed solely for the purpose of financing all or any part of the cost of constructing or acquiring such Restricted Property, which Lien attaches to such Restricted Property concurrently with or within 120 days after the construction, acquisition or completion of a series of related acquisitions thereof;

  (6)
  Liens existing immediately prior to the execution and delivery of the indenture (and listed on a schedule to the indenture);

  (7)
  Liens to secure bonds posted in order to obtain stays of judgments, attachments or orders, the existence of which bonds would not otherwise constitute an event of default under the indenture;

  (8)
  Liens on Restricted Property or with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, that either (i) existed prior to the acquisition of (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Property or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, or (ii) arise as a result of contractual commitments to grant a Lien relating to (A) such Restricted Property, (B) any Subsidiary that is the owner of such Restricted Subsidiary or (C) with respect to the shares of stock or Indebtedness of any Restricted Subsidiary, any such Restricted Subsidiary, in each of (A), (B) and (C) existing prior to such acquisition;

  (9)
  Liens created by a Restricted Subsidiary in favor of Bunge Limited, BLFC or a Subsidiary;

  (10)
  Liens on any accounts receivable from or invoices to export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

  (11)
  Liens on rights under contracts to sell, purchase or receive commodities to or from export customers (including, without limitation, Subsidiaries) and the proceeds thereof;

  (12)
  Liens on cash deposited as collateral in connection with financings where Liens are permitted under clauses (10) and (11) of this definition;

  (13)
  Liens extending, renewing or replacing, in whole or in part, Liens permitted pursuant to (i) clauses (1) through (5) and (7) through (12), so long as the principal amount of the Indebtedness secured by such Lien does not exceed its original principal amount, and (ii) clause (6), so long as the principal amount of the Indebtedness secured by such Lien does not exceed the principal amount thereof outstanding immediately prior to the execution and delivery of the indenture;

  (14)
  minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties that constitute Restricted Property, which are necessary for the conduct of the activities of Bunge Limited or any Restricted Subsidiary or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of Bunge Limited or any Restricted Subsidiary;

  (15)
  Liens on accounts receivable and other related assets arising in connection with transfers thereof to the extent that such transfers are treated as true sales of financial assets under FASB Statement No. 166 and such accounts receivable and related assets are not consolidated on the consolidated financial statements of the Guarantor and its Subsidiaries under FASB Statement No. 167;

  (16)
  Liens on intercompany loans made to Bunge Limited or its Subsidiaries, or on any notes or other instruments representing an interest in such intercompany loans, in each case as described under "Description of Master Trust Structure" in the accompanying prospectus;

  (17)
  Liens securing obligations under a Hedge Agreement or swap, cap or collar agreement or similar arrangement related to equities or commodities;

  (18)
  Liens on any checking account, saving account, clearing account, futures account, deposit account, securities account, brokerage account, custody account or other account (or on any assets held in such account), securing obligations under any agreement or arrangement related to the opening of or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related to such account (or on any assets held in such account), which customarily exist on similar accounts (or on any assets held in such accounts) of corporations in connection with the opening of, or provision of clearing, pooling, zero-balancing, brokerage, settlement, margin or other services related, to such accounts; and

  (19)
  Liens securing any obligations related to the issuance of a letter of credit or any similar instrument, including without limitation, obligations under reimbursement agreements.

        For purposes of this definition, (A) the phrases "accounts receivable from or invoices to export customers" and "contracts to sell, purchase or receive commodities to (from) export customers" refer to invoices or accounts receivable derived from the sale of, or contracts to sell, purchase or receive, wheat, soybeans or other commodities or products derived from the processing of wheat, soybeans or other commodities, by or to Bunge Limited or a Restricted Subsidiary that have been or are to be exported from the country of origin whether or not such sale is made by a Restricted Subsidiary or to any of its Subsidiaries; and (B) property of a party to a corporate reorganization which is not Bunge Limited or a Restricted Subsidiary will be deemed to be or have been "acquired" by Bunge Limited or such Restricted Subsidiary as part of such corporate reorganization even if Bunge Limited or such Restricted Subsidiary, as the case may be, is not the surviving or continuing entity.

        "Property" means any property, whether presently owned or hereafter acquired, including any asset, revenue, or right to receive income or any other property, whether tangible or intangible, real or personal.

        "Rating Agencies" means (1) Moody's, S&P and Fitch; and (2) if any of Moody's, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Bunge Limited which shall be substituted for any of Moody's, S&P or Fitch, or all of them, as the case may be.

        "Reference Treasury Dealer" means Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, BNP Paribas Securities Corp. and two other primary U.S. government securities dealers in New York City selected by the Independent Investment Banker (each, a "Primary Treasury Dealer"); provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, BLFC will substitute another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any date fixed for the redemption of notes, an average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue for the notes (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 4:00 p.m., New York City time, on the third business day preceding such date.

        "Restricted Property" means any building, mine, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) and inventories now owned or hereafter acquired by Bunge Limited or any Subsidiary and used for oilseed or grain origination, processing, transportation or storage, mining or fertilizer refining or storage.

        "Restricted Subsidiary" means (a) any Subsidiary that has been designated by Bunge Limited as eligible for intercompany loans to be made by the master trust as described under "Description of Master Trust Structure" in the accompanying prospectus or (b) any other Subsidiary which is a "significant subsidiary" under Regulation S-X under the Securities Act, or (c) any other Subsidiary that owns or leases any Restricted Property the aggregate fair market value of which, as determined by Bunge Limited's board of directors, exceeds 3% of Bunge Limited's Consolidated Net Tangible Assets.

        "S&P" means Standard & Poor's Ratings Services, a Standard & Poor's Financial Services LLC business and any successor to its rating agency business.

        "Subsidiary" means any corporation, limited liability company or other business entity of which the requisite number of shares of stock or other equity ownership interests having ordinary voting power (without regard to the occurrence of any contingency) to elect a majority of the directors, managers or trustees thereof, or any partnership of which more than 50% of the partners' equity interests (considering all partners' equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by Bunge Limited, one or more of the Subsidiaries, or a combination thereof.

        "Treasury Yield" means, with respect to any date fixed for the redemption of notes, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding such date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such date.

        "U.S. GAAP" means generally accepted accounting principles in the United States, as in effect on the date the indenture is entered into.

Book-Entry, Delivery and Form

        We will issue the notes in the form of one or more permanent global securities. The global securities will be deposited with, or on behalf of, the Depositary and issued to and registered in the name of the Depositary or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. Investors may hold their beneficial interests in the global securities directly through the Depositary if they have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.

        The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (which may include the underwriter), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others such as banks, brokers, dealers and trust companies ("indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

        We expect that pursuant to procedures established by the Depositary, upon the deposit of the global securities with, or on behalf of, the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the interest in the notes represented by such global securities to the accounts of participants. The accounts to be credited shall be designated by the underwriter of the notes. Ownership of beneficial interests in the global securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global securities will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests) and such participants and indirect participants (with respect to the owners of beneficial interests in the global securities other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form.

        Such limits and laws may impair the ability to transfer or pledge beneficial interests in the global securities.

        So long as the Depositary, or its nominee, is the registered holder and owner of the global securities, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of the notes evidenced by the global certificates for all purposes of such notes. Except as set forth below as an owner of a beneficial interest in the global certificates, you will not be entitled to have the notes represented by the global securities registered in your name, will not receive or be entitled to receive physical delivery of certificated notes in definitive form and will not be considered to be the owner or holder of any notes under the global securities. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global securities desires to take any action that the Depositary, as the holder of the global securities, is entitled to take, the Depositary will authorize the participants to take such action, and that the participants will authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        All payments on notes represented by the global securities registered in the name of and held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner and holder of the global securities.

        We expect that the Depositary or its nominee, upon receipt of any payment on the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interest in the global securities held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the global securities for any notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global securities owning through such participants or indirect participants.

        Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the global securities among participants or indirect participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Note

        If:

  •
  the Depositary notifies BLFC that it is at any time unwilling or unable to continue as a depositary or the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation;

  •
  BLFC or Bunge Limited, at its option, and subject to the procedures of the Depositary, notifies the trustee in writing that it elects to cause the issuance of notes in definitive form under the indenture subject to the procedures of the Depositary; or

  •
  upon the occurrence of some other events as provided in the indenture;

then, upon surrender by the Depositary of the global notes, certificated notes will be issued to each person that the Depositary identifies as the beneficial owner of the notes represented by the global notes. Upon the issuance of certificated notes, the trustee is required to register the certificated notes in the name of that person or persons, or their nominee, and cause the certificated notes to be delivered thereto.

        None of BLFC, Bunge Limited or the trustee will be liable for any delay by the Depositary or any participant or indirect participant in the Depositary in identifying the beneficial owners of the related notes and each of those persons may conclusively rely on, and will be protected in relying on, instructions from the Depositary for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

TAXATION

Bermuda Tax Considerations

        The following discussion is the opinion of Conyers Dill & Pearman Limited, our special Bermuda tax counsel. At the present time there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by Bunge Limited in connection with the issuance of the notes by BLFC or any payment to be made by Bunge Limited pursuant to the guarantee included in the indenture under which the notes will be issued. Bunge Limited has obtained an assurance from the Minister of Finance of Bermuda under the Exempted Undertakings Tax Protection Act 1966 that, in the event that any legislation is enacted in Bermuda imposing any tax computed on profits or income, or computed on any capital asset, gain or appreciation or any tax in the nature of estate duty or inheritance tax, such tax shall not, until March 31, 2035, be applicable to Bunge Limited or to any of Bunge Limited's operations or to its shares, debentures or other obligations except insofar as such tax applies to persons ordinarily resident in Bermuda or to any taxes payable by Bunge Limited in respect of real property owned or leased by Bunge Limited in Bermuda.

Material U.S. Federal Income Tax Considerations

        The following discussion is a summary of the material U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the notes by beneficial owners ("Holders") that will purchase the notes at the initial issue price in this offering (which will equal the first price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, at which a substantial amount of the notes is sold for money), and that will hold the notes as capital assets for U.S. federal income tax purposes (generally for investment purposes). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) and different interpretations. This summary is intended for general information purposes only, and does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to the particular circumstances of Holders, or to Holders that may be subject to special U.S. federal income tax rules (such as dealers in securities or foreign currencies, insurance companies, real estate investment trusts, regulated investment companies, banks or financial institutions, partnerships and other pass-through entities, U.S. expatriates, tax-exempt organizations, United States Holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, and persons who hold the notes as part of a hedge, straddle, conversion or constructive sale transaction or other integrated transaction). Furthermore, this summary does not address any state, local or foreign tax implications, or any aspect of U.S. federal tax law other than income taxation.

        PROSPECTIVE HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES BASED UPON THEIR PARTICULAR SITUATIONS, INCLUDING ANY CONSEQUENCES ARISING UNDER APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

        For purposes of this discussion, a "United States Holder" means a Holder of a note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation created or organized in or under the laws of the United States, a state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if the administration of the trust is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust was in existence on August 20, 1996 and has validly elected to continue to be treated as a United States person under the Code. Correspondingly, a "Foreign Holder" is a Holder of a note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust and that is not a United States Holder. The U.S. federal income tax consequences for a partner in a partnership holding notes generally will depend on the status of the partner and the activities of the partnership. Partners in a partnership holding notes should consult their own tax advisors.

United States Holders

Payments of Stated Interest

        We expect that the notes will not be issued with original issue discount (other than, possibly, de minimis original issue discount) for U.S. federal income tax purposes. Accordingly, subject to the discussion below, stated interest payable on a note generally will be taxable to a United States Holder as ordinary income at the time the interest is accrued or received in accordance with the United States Holder's regular method of tax accounting. If, however, the note's principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury regulations, a U.S. Holder will be required to include such excess in income as original issue discount, as it accrues.

        We intend to take the position for U.S. federal income tax purposes that any payments of additional amounts resulting from Bermuda taxes imposed with respect to the notes (see "Description of the Notes—Additional Amounts") will be taxable to a United States Holder as additional interest income when received or accrued, in accordance with such United States Holder's method of accounting, and the possibility of such additional amounts will not cause the notes to be treated as "contingent payment debt instruments" for U.S. federal income tax purposes. Furthermore, we intend to take the position that the possibility that amounts may be paid in excess of the stated principal amount of the notes (see "Description of the Notes—Optional Redemption by BLFC" and "—Repurchase at the Option of Holders") will not cause the notes to be treated as contingent payment debt instruments for U.S. federal income tax purposes. The Internal Revenue Service ("IRS") may take a contrary position to this position and may treat the notes as contingent payment debt instruments under the applicable Treasury regulations, which could affect the timing and character of income, gain or loss from holding or disposing of the notes. Our position is not binding on the IRS. If the IRS were to successfully assert a contrary position, a United States Holder may be required to accrue income on its notes in excess of stated interest, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments for U.S. federal income tax purposes. United States Holders should consult their independent tax advisors concerning this position.

Sales and Other Taxable Dispositions

        In general, upon the sale or other taxable disposition of a note, a United States Holder will recognize capital gain or loss equal to the difference between the amount realized on such sale or other taxable disposition (not including any amount attributable to accrued but unpaid interest, which will be treated as a payment of interest for U.S. federal income tax purposes, and therefore will be taxable as ordinary income to the extent not previously included in gross income) and such United States Holder's adjusted tax basis in the note. Such gain or loss generally will constitute long-term capital gain or loss if the United States Holder held the note for more than one year at the time of disposition. A United States Holder's adjusted tax basis in a note generally will equal the cost of the note to such Holder. Certain non-corporate United States Holders (including individuals) are eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations under the Code.

Medicare Tax on Net Investment Income

        Effective for taxable years beginning after December 31, 2012, United States Holders that are individuals, estates and certain trusts generally will be subject to an additional 3.8% Medicare contribution tax on their "net investment income" (which includes interest income and capital gain on the sale or other taxable disposition of the notes). United States Holders should consult their tax advisors regarding the possible effect of this legislation on their ownership and disposition of the notes.

Foreign Holders

Payments of Stated Interest

        Subject to the discussion below concerning backup withholding, payments of stated interest on a note by us or our paying agent to a Foreign Holder generally will not be subject to U.S. federal income tax or withholding tax, provided that:

  •
  the interest income in respect of the note is not effectively connected with the conduct by the Foreign Holder of a trade or business within the United States (or, generally if a tax treaty applies, is not attributable to a permanent establishment maintained by the Foreign Holder within the United States);

  •
  the Foreign Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our shares entitled to vote;

  •
  the Foreign Holder is not, for U.S. federal income tax purposes, a controlled foreign corporation (as defined in the Code) related, directly or indirectly, to us through stock ownership;

  •
  the Foreign Holder is not a bank whose receipt of interest on the note is described in Code Section 881(c)(3)(A); and

  •
  the certification requirements under Code Section 871(h) or 881(c) and the Treasury regulations thereunder (and described generally below) are met.

        For purposes of Code Sections 871(h) and 881(c) and the Treasury regulations promulgated under these provisions, in order to obtain the exemption from U.S. federal withholding tax described above, either (1) the Foreign Holder must provide its name and address, and certify, under penalties of perjury, to us or our paying agent, as the case may be, that such Holder is not a United States person or (2) the Foreign Holder must hold its notes through certain intermediaries and both the Foreign Holder and the relevant intermediary must satisfy the certification requirements of the applicable Treasury regulations. A certificate described in this paragraph is generally effective only with respect to payments of interest made to the certifying Foreign Holder after delivery of the certificate in the calendar year of its delivery and the two immediately succeeding calendar years. Under Treasury regulations, the foregoing certification generally may be provided by a Foreign Holder on IRS Form W-8BEN (or other applicable W-8 form).

        If any of the foregoing requirements are not met, payments of interest on the note generally will be subject to U.S. federal withholding tax at a 30% rate (or lower applicable treaty rate, provided certain certification requirements are met).

        If interest on a note (i) is effectively connected with the conduct of a trade or business within the United States by the Foreign Holder, and (ii) in the case of a Foreign Holder entitled to claim treaty benefits, is attributable to a permanent establishment maintained within the United States by the Foreign Holder, then such interest income generally will be exempt from the withholding tax described above, and instead will be subject to U.S. federal income tax on a net income basis at the regular graduated tax rates applicable to United States Holders. A Foreign Holder generally must provide a duly executed IRS Form W-8ECI to us or our paying agent in order to avoid U.S. federal withholding tax in respect of effectively connected interest income. In certain circumstances, a Foreign Holder that is a corporation also may be subject to an additional "branch profits tax" in respect of effectively connected interest income (currently at a 30% rate or, if applicable, a lower treaty rate).

Sales and Other Taxable Dispositions

        Subject to the discussion below concerning backup withholding, a Foreign Holder of a note generally will not be subject to U.S. federal income tax on any gain recognized on the sale or other taxable disposition of a note, unless:

  •
  such Foreign Holder is a nonresident alien individual who is present in the United States for 183 or more days in the taxable year of disposition and certain other conditions are met; or

  •
  such gain is effectively connected with the conduct of a trade or business of the Foreign Holder within the United States (and, generally, if the Foreign Holder is entitled to claim treaty benefits, such gain is attributable to a permanent establishment maintained by the Foreign Holder within the United States).

        In the case of a Foreign Holder of notes described in the first bullet point above, any gain realized upon a sale or other taxable disposition of the notes held by such Foreign Holder will be subject to U.S. federal income tax at a statutory rate of 30%, which gain may be offset by certain losses. In the case of a Foreign Holder of notes described in the second bullet point above, any gain realized upon a sale or other taxable disposition of the notes held by such Foreign Holder will be subject to U.S. federal income tax at graduated rates on a net income basis, with deductions for any effectively connected losses and allocable expenses. In addition, a Foreign Holder of notes described in the second bullet point above that is a corporation also may be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate).

Backup Withholding and Information Reporting

        Under current U.S. federal income tax law, backup withholding at specified rates (currently 28%) and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain Holders of notes. In the case of a United States Holder that is not an exempt recipient, information reporting requirements generally will apply to payments of principal or interest made by us or our paying agent on a note. Backup withholding will apply to such a United States Holder if:

  •
  the United States Holder fails to furnish such Holder's Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security Number) to the payor in the manner required;

  •
  the United States Holder furnishes an incorrect TIN and the payor is so notified by the IRS;

  •
  the payor is notified by the IRS that the United States Holder has failed to properly report payments of interest or dividends; or

  •
  under certain circumstances, the United States Holder fails to certify, under penalties of perjury, that such Holder is a United States person, has furnished a correct TIN and has not been notified by the IRS that such Holder is subject to backup withholding for failure to report interest or dividend payments.

        Backup withholding and information reporting do not apply with respect to payments made to certain exempt recipients. United States Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting, and the procedure for obtaining such an exemption, if available.

        We must report annually to the IRS and to each Foreign Holder the amount of interest paid on a note and the amount of tax withheld with respect to those payments. Copies of the information returns reporting those interest payments and withholding also may be made available to the tax authorities in the country in which the Foreign Holder resides under the provisions of an applicable income tax treaty. In the case of a Foreign Holder, backup withholding will not apply to payments of principal or interest made by us or our paying agent on a note if the certification requirements described under "—Foreign Holders—Payments of Stated Interest" above are satisfied and the payor does not have actual knowledge or reason to know that the Holder is actually a United States person or the Holder has otherwise established an exemption. Backup withholding and information reporting may apply to the proceeds of the sale of a note within the United States or conducted through certain U.S. related financial intermediaries unless the requirements in the immediately preceding sentence are satisfied. Foreign Holders of notes should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

        Backup withholding is not an additional tax. Any amounts withheld from a payment under the backup withholding rules will be allowed as a credit against a Holder's U.S. federal income tax liability and may entitle such Holder to a refund, provided that certain required information is timely furnished to the IRS.

        The discussion in this section "Material U.S. Federal Income Tax Considerations" is for general information only and may not address all tax considerations that may be significant to Holders.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated the date of this prospectus supplement, BLFC has agreed to sell to the underwriters named below, and they have severally agreed to purchase, the respective principal amounts of notes set forth below:

Underwriters	Principal Amount of Notes
Citigroup Global Markets Inc.	$
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
BNP Paribas Securities Corp.

Total	$

        The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or, in certain circumstances, the offering of the notes may be terminated.

        The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to      % of the principal amount of the notes. In addition, the underwriters may allow, and those selected dealers may re-allow, a concession of up to      % of the principal amount of the notes to certain other dealers. After the initial offering, the underwriters may change the public offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

        We estimate that our out-of-pocket expenses for this offering, excluding the underwriting discounts and commissions, will be approximately $         million. The notes are a new issue of securities with no established trading market. One or more of the underwriters intend to make a secondary market for the notes. However, they are not obligated to do so and may discontinue making a secondary market for the notes at any time without notice. No assurance can be given as to how liquid the trading market for the notes will be. BLFC and Bunge Limited have agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        In connection with the offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of notes in excess of the principal amount of the notes the underwriters are obligated to purchase, which creates a short position.

  •
  Covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the underwriters to reclaim a selling concession from a broker-dealer when the notes originally sold by such broker-dealer are purchased in a stabilizing or covering transaction to cover short positions.

        These activities may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. These transactions, if commenced, may be discontinued at any time.

        Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of certain of the underwriters are lenders under Bunge's credit facilities and may receive a portion of the net proceeds from this offering in connection with the repayment of indebtedness further described under the "Use of Proceeds."

        In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

European Economic Area

        In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (as defined below) (each, a "Relevant Member State"), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, as defined below, 150 legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of J.P. Morgan Securities LLC for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require BLFC or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive, or supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of the provisions above, the expression an "offer to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to BLFC or Bunge; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

 LEGAL MATTERS

        The validity of the notes and the guarantee will be passed upon for BLFC and Bunge Limited by Reed Smith LLP, New York, New York. Certain other legal matters will be passed upon for BLFC and Bunge Limited by Shearman & Sterling LLP, New York, New York. Certain legal matters relating to Bermuda law will be passed upon for Bunge Limited by Conyers Dill & Pearman Limited, Hamilton, Bermuda. James M. Macdonald, a director of Conyers Dill & Pearman Limited, serves as an assistant secretary of Bunge Limited. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus supplement and the accompanying prospectus by reference from Bunge Limited's Annual Report on Form 10-K for the year ended December 31, 2011 and the effectiveness of Bunge Limited's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the reporting requirements of the Exchange Act and, accordingly, we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC. We have filed a registration statement on Form S-3 with the SEC regarding this offering. The registration statement of which this prospectus supplement and the accompanying prospectus is a part contains additional important information about us. We are permitted to omit from this prospectus supplement and the accompanying prospectus certain information that is included in the registration statement of which this prospectus supplement and the accompanying prospectus forms a part. You should refer to the registration statement and its exhibits to read that information.

        You may read any document that we file with the SEC, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, you may access our SEC filings through the SEC's website at www.sec.gov, and our website, www.bunge.com. Information contained in or connected to our website is not part of this prospectus supplement or the accompanying prospectus. Copies of reports and other information may also be inspected in the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, except for any information that is superseded by information that is included directly in this prospectus supplement and the accompanying prospectus.

        We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the date of the closing of the offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus supplement or the accompanying prospectus), as well as proxy statements. You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus supplement.

        This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed on February 27, 2012, including portions of the proxy statement for our 2012 annual meeting of shareholders (filed April 20, 2012) to the extent specifically incorporated by reference therein.

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, filed on May 7, 2012.

  •
  Our Current Reports on Form 8-K filed on March 5, 2012, May 4, 2012 and May 31, 2012.

        We will provide, without charge, to any person who receives a copy of this prospectus supplement and the accompanying prospectus, upon such recipient's written or oral request, a copy of any document this prospectus supplement incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Investor Relations
(914) 684-2800

        Except as provided above, no other information, including, but not limited to, information on our website is incorporated by reference in this prospectus supplement or the accompanying prospectus.

        Any statement contained in this prospectus supplement or the accompanying prospectus or in a document incorporated by reference into this prospectus supplement or the accompanying prospectus shall be deemed to be modified or superseded to the extent that such statement is made in any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Debt Securities of
BUNGE LIMITED FINANCE CORP.
fully, unconditionally and irrevocably guaranteed by Bunge Limited

Common Shares and Preference Shares of

BUNGE LIMITED

        Bunge Limited Finance Corp. may offer from time to time debt securities, which will be fully, unconditionally and irrevocably guaranteed by Bunge Limited.

        Bunge Limited may offer from time to time common shares or preference shares.

        This prospectus provides you with a general description of the debt securities of Bunge Limited Finance Corp. and the common shares and preference shares of Bunge Limited. The common shares may be offered directly or may be issued upon the exercise, conversion or exchange of, or as dividends or bonus issues on, as the case may be, the preference shares offered hereby and the debt securities of Bunge Limited Finance Corp. The specific terms of the offered securities will be described in a prospectus supplement or other offering material, which may add to or update the information in this prospectus.

        For a discussion of certain factors that you should consider before investing in the offered securities, see "Risk Factors" in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material.

        You should read this prospectus and the applicable prospectus supplement or other offering material carefully before you invest. We will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

        The offered securities may be offered in amounts, at prices and on terms determined by market conditions at the time of the offering. The issuer may sell the offered securities through agents it selects or through underwriters and dealers it selects. If the issuer uses agents, underwriters or dealers to sell the offered securities, it will name them and describe their compensation in a prospectus supplement or other offering material.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 4, 2011.

        We have not authorized any other person to provide you with any information or to make any representation that is different from, or in addition to, the information and representations contained in this prospectus and any prospectus supplement or in any of the documents that are incorporated by reference in this prospectus or in any prospectus supplement or other offering material. We do not take any responsibility for, and can provide no assurance as to reliability of, any information that others may give you. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as the information contained in any document incorporated by reference, is accurate as of the date of each such document only, unless the information specifically indicates that another date applies.

        The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

        Unless the context otherwise requires, the terms "Bunge," "Bunge Limited," "we," "us" and "our" mean, unless otherwise indicated, Bunge Limited and its consolidated subsidiaries.

        Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of the common shares and preference shares of Bunge Limited to and between non-residents of Bermuda for exchange control purposes provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. This prospectus may be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

i

FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference into this prospectus include forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including "may," "will," "should," "could," "expect," "anticipate," "believe," "plan," "intend," "estimate," "continue" and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include the risks, uncertainties, trends and other factors discussed under the heading "Risk Factors" and elsewhere in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material. Examples of forward-looking statements include all statements that are not historical in nature, including statements regarding:

  •
  changes in governmental policies and laws affecting our business, including agricultural and trade policies, environmental regulations, as well as tax regulations and biofuels legislation;

  •
  our funding needs and financing sources;

  •
  changes in foreign exchange policy or rates;

  •
  the outcome of pending regulatory and legal proceedings;

  •
  our ability to complete, integrate and benefit from acquisitions, divestitures, joint ventures and strategic alliances;

  •
  our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives;

  •
  industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products that we sell and use in our business, fluctuations in energy and freight costs and competitive developments in our industries;

  •
  weather and agricultural conditions and the impact of crop and animal disease on our business;

  •
  global and regional agricultural, economic, financial and commodities market, political, social and health conditions;

  •
  operational risks, including industrial accidents, labor disruptions and natural disasters;

  •
  our ability to reduce costs and improve margins in our business; and

  •
  other factors affecting our business generally.

        In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements contained in this prospectus, any prospectus supplement, any other offering material or in any document incorporated by reference herein or therein. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus, any accompanying prospectus supplement, any other offering material or any document incorporated by reference herein or therein not to occur. Except as otherwise required by applicable securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

        The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation. We would like to take advantage of the "safe harbor" provisions of the Private

Securities Litigation Reform Act in connection with the forward-looking statements included in this prospectus, in any prospectus supplement, any other offering material or any document incorporated by reference herein or therein.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that Bunge Limited and Bunge Limited Finance Corp. have filed with the Securities and Exchange Commission, referred to as the Commission or the SEC in this prospectus, using a "shelf" registration process. Under this shelf registration process, Bunge Limited may, from time to time, sell common shares and/or preference shares described in the prospectus, in one or more offerings and Bunge Limited Finance Corp. may, from time to time, sell debt securities guaranteed by Bunge Limited as described in the prospectus, in one or more offerings. The common shares and preference shares of Bunge Limited and the debt securities of Bunge Limited Finance Corp. are collectively referred to as "offered securities" and each of Bunge Limited and Bunge Limited Finance Corp. is referred to as a "Registrant," and collectively as "Registrants," in this prospectus. This prospectus provides you with a general description of the offered securities the Registrants may offer. Each time a Registrant sells offered securities, it may provide a prospectus supplement, or more than one prospectus supplement, that will contain specific information about the terms of the offered securities. Each prospectus supplement may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement a Registrant makes in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read both this prospectus and any applicable prospectus supplement or other offering material together with the information described under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational reporting requirements of the Exchange Act of 1934, as amended (the "Exchange Act") and accordingly we file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy and information statements and other information with the SEC.

        Bunge Limited Finance Corp. is not required under the Exchange Act to file annual, quarterly and current reports, proxy statements and other information with the SEC. Accordingly, Bunge Limited Finance Corp. does not, and will not, file separate financial statements with the SEC. The financial condition, results of operations and cash flows of Bunge Limited Finance Corp. are consolidated into our financial statements.

        You may read any document we file with the SEC, including the documents incorporated by reference into this prospectus, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. In addition, you may access our SEC filings through the SEC's website at www.sec.gov, and our website, www.bunge.com. Information contained in or connected to our website is not part of this prospectus. Copies of reports and other information may also be inspected in the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we reference this way is considered part of this prospectus. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus or any prospectus supplement relating to an offering of our securities.

        We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the date of the closing of each offering. These additional documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than information furnished under Items 2.02 and 7.01, which is deemed not to be incorporated by reference in this prospectus). You should review these filings as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

        This prospectus incorporates by reference the documents listed below that we have filed with the SEC but have not been included or delivered with this document:

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  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 1, 2011.

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  Our Current Report on Form 8-K filed on January 28, 2011.

        We will provide, without charge, to any person who receives a copy of this prospectus, upon such recipient's written or oral request, a copy of any document this prospectus incorporates by reference, other than exhibits to such incorporated documents, unless such exhibits are specifically incorporated by reference in such incorporated document. Requests should be directed to:

Bunge Limited
50 Main Street
White Plains, New York 10606
Attention: Investor Relations
(914) 684-2800

        Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference in this prospectus.

        Any statement contained in this prospectus or in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded to the extent that such statement is made in any subsequently filed document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

BUNGE LIMITED

Overview

        We are a leading global agribusiness and food company operating in the farm-to-consumer food chain. We believe that we are a leading:

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  global oilseed processing company, based on processing capacity;

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  producer of sugar and ethanol in Brazil and a leading global trader and merchandiser of sugar, based on volume;

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  seller of packaged vegetable oils worldwide, based on sales; and

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  blender and distributor of fertilizer to farmers in South America, based on volume.

        We conduct our operations in four divisions: agribusiness, sugar and bioenergy, food and ingredients and fertilizer. These divisions include five reportable business segments: agribusiness, sugar and bioenergy, edible oil products, milling products and fertilizer.

Overview

        Agribusines.    Our agribusiness segment is an integrated business principally involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. Our agribusiness operations and assets are primarily located in North and South America, Europe and Asia, and we have merchandising and distribution offices throughout the world.

        Sugar and Bioenergy.    Our sugar and bioenergy segment produces and sells sugar and ethanol derived from sugarcane, as well as energy derived from sugarcane bagasse, through our operations in Brazil. Our integrated operations in this segment also include international trading and merchandising of sugar and ethanol, and we have minority investments in corn-based ethanol producers in the United States.

        Food and Ingredients.    Our food and ingredients operations consist of two reportable business segments: edible oil products and milling products. These segments include businesses that produce and sell edible oils, shortenings, margarines, mayonnaise and milled products such as wheat flours, corn-based products and rice. The operations and assets of our milling products segment are located in Brazil and the United States, and the operations and assets of our edible oil products segment are primarily located in North America, Europe, Brazil, China and India.

        Fertilizer.    Our fertilizer segment is involved in producing, blending and distributing fertilizer products for the agricultural industry primarily in South America.

        Bunge Limited is a holding company and substantially all of its operations are conducted through subsidiaries. Bunge Limited is an exempted company incorporated under the laws of Bermuda. Bunge Limited's principal executive office and corporate headquarters is at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800. Bunge Limited's registered office is located at 2 Church Street, Hamilton, HM 11, Bermuda.

BUNGE LIMITED FINANCE CORP.

        Bunge Limited Finance Corp. is an indirect, 100%-owned subsidiary of Bunge Limited and was formed for the sole purpose of issuing debt of Bunge, other than commercial paper, primarily in the U.S. markets, and investing the proceeds of the issuances in a master trust structure that Bunge created to centralize its financing operations. The master trust, in turn, acquires loans made to Bunge Limited and certain of its subsidiaries with the proceeds from debt incurred by Bunge through Bunge Limited Finance Corp. and other finance subsidiaries. Bunge Limited Finance Corp.'s only assets are a trust certificate entitling it to a fractional undivided interest in a pool of intercompany loans held by the Bunge master trust structure and related hedging agreements. Among other things, the master trust structure is intended to allow creditors of Bunge Limited Finance Corp., including holders of the debt securities issued by Bunge Limited Finance Corp., to have the benefit of claims in respect of Bunge's subsidiaries which are equal in right of payment to indebtedness owed or payable to other creditors of these subsidiaries. See "Description of Master Trust Structure" for a discussion of the Bunge master trust structure and the assets it holds. Bunge Limited Finance Corp. is incorporated under the laws of the State of Delaware.

        Bunge Limited Finance Corp. has its principal executive offices and corporate headquarters at 50 Main Street, White Plains, New York 10606, and its telephone number is (914) 684-2800.

 USE OF PROCEEDS

        Except as may be described otherwise in a prospectus supplement or other offering material, the Registrants will use the net proceeds from the sale of common shares, preference shares or debt securities under this prospectus for working capital and other general corporate purposes, which may include, among other things, funding acquisitions and/or reducing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES
AND PREFERENCE SHARE DIVIDENDS

        The ratio of earnings to fixed charges and preference share dividends for Bunge are set forth below for the for each year in the five-year period ended December 31, 2010.

        For purposes of computing the following ratios, earnings are defined as income from operations before income tax plus fixed charges and amortization of capitalized interest less capitalized interest and preference share dividend requirements. Fixed charges consist of interest expense (capitalized and expensed), amortization of deferred debt issuance costs, portion of rental expense that is representative of the interest factor and preference share dividend requirements.

	Year Ended December 31,
	2010	2009	2008	2007	2006
Ratio of earnings to fixed charges and preference share dividends	7.41x	1.14x	3.90x	3.60x	2.49x

DESCRIPTION OF SHARE CAPITAL

        The following description of our share capital briefly summarizes certain provisions of our memorandum of association, our bye-laws and applicable provisions of Bermuda law that would be important to holders of our common shares and preference shares. The following description may not be complete, may be supplemented in prospectus supplements and/or other offering material and is subject to, and qualified in its entirety by reference to, the terms and provisions of our memorandum of association and bye-laws that are exhibits to the registration statement that contains this prospectus. Prospective investors are urged to read the exhibits for a complete understanding of our memorandum of association and bye-laws.

Share Capital

        Our authorized share capital consists of 400,000,000 common shares, par value $0.01 per share, 6,900,000 4.875% cumulative convertible perpetual preference shares, par value $0.01 per share and 13,237,500 undesignated preference shares, par value $0.01 per share. As of December 31, 2010, we had 146,635,083 common shares issued and outstanding, and 6,900,000 4.875% cumulative convertible perpetual preference shares issued and outstanding. All of our issued and outstanding shares are fully paid. Our common shares are traded on the New York Stock Exchange under the symbol "BG."

        Pursuant to our bye-laws, and subject to the requirements of any stock exchange on which our shares are listed, our board of directors is authorized to issue any of our authorized but unissued shares. Pursuant to NYSE requirements, subject to certain exceptions, including public offers for cash, any issuance of common shares or securities convertible into common shares in excess of 20% of the voting power or number of the common shares outstanding before such issuance requires shareholder approval. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares.

Common Shares

        Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.

        In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any outstanding preference shares.

Preference Shares

        Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. Such rights, preferences, powers and limitations as may be established could also have the effect of discouraging an attempt to obtain control of us.

        Our board of directors has designated 6,900,000 preference shares as 4.875% cumulative convertible perpetual preference shares, par value $0.01 per share. The terms of our issued and outstanding 4.875% cumulative convertible perpetual preference shares are described in the certificate of designation filed as exhibits to this registration statement that contains this prospectus. See "Where You Can Find More Information."

        A Prospectus Supplement Will Describe the Specific Terms of a Series of Preference Shares.    If we decide to issue preference shares, our board of directors will determine the financial and other specific terms of the series under a certificate of designation, which we will describe in a prospectus supplement accompanying this prospectus and in other offering material. Those terms may vary from the general terms described below. If there are differences between the prospectus supplement for a series and this prospectus, the prospectus supplement will control.

        Without limitation, the preference shares may be convertible into, or exchangeable for, common shares or shares of any other class or series of shares, if our board of directors so determines.

        The prospectus supplement and other offering material relating to a particular series of preference shares will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

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  the offering price at which we will issue the preference shares;

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  the title, designation of number of preference shares and par value of the preference shares;

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  if our board of directors decides to pay dividends on a series of preference shares, the dividend rate, form of payment or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether (and if so, on what terms and conditions) dividends will be cumulative, and, if cumulative, the dates from which dividends will begin to accumulate and whether unpaid dividends will compound or accrue interest;

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  any conversion or exchange rights and, if so, the terms and conditions on which those preference shares may be converted or exchanged;

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  whether the preference shares will be subject to redemption (either at our option or at the option of their holders) and the redemption price and other terms and conditions relative to the redemption rights;

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  any liquidation rights or amounts payable in preference of shares of any other class or series in the event of our voluntary or involuntary liquidation, dissolution or winding-up, and whether the preference shares will be entitled to participate generally in distributions on the common shares under those circumstances;

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  any sinking fund provisions with respect to the redemption or purchase of the preference shares;

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  any voting rights in addition to the voting rights provided by Bermuda law and, if so, the terms and extent of those voting rights;

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  a discussion of U.S. federal income tax considerations applicable to a specific series of preference shares; and

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  any other relative rights, powers, preferences, privileges, limitations and restrictions that are not inconsistent with our bye-laws, including whether the preference shares are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the preference shares subject to resale.

        Dividends.    Holders of a series of preference shares will be entitled to receive dividends only when, as and if declared by our board of directors from funds available for payment of dividends under Bermuda law. The rates and dates of payment of dividends, if any, will be set forth in the applicable certificate of designation relating to each series of preference shares. Dividends will be payable to holders of record of preference shares as they appear in our register of members on the record dates fixed by the board of directors. Dividends on any series of preference shares may be cumulative or noncumulative. Under Bermuda law, we may not declare or pay a dividend if there are reasonable grounds for believing that we are, or would after the payment be, unable to pay our liabilities as they become due, or the realizable value of our assets would thereby be less than the aggregate of our liabilities and our issued share capital and share premium accounts. See "—General Provisions Applicable to Our Share Capital—Dividend Rights" for more information.

        Voting Rights; Transfer Restrictions.    The holders of a series of preference shares will have voting rights as set out in the applicable certificate of designation, and any such voting rights will be subject to limitations on voting rights as set out in the applicable certificate of designation. In addition, any transfer restrictions applicable to a series of preference shares will also be described in the applicable offering document.

        Liquidation Preferences.    In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preference shares will have the rights as set out in the applicable certificate of designation to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on our common shares or on any securities ranking junior to the preference shares upon liquidation, dissolution or winding-up.

        Redemption.    If so specified in the applicable certificate of designation, a series of preference shares may be redeemable at any time, in whole or in part, at our option or the holder's, and may be mandatorily redeemed. Any restriction on the repurchase or redemption by us of our preference shares while we are in arrears in the payment of dividends will be described in the applicable offering document.

        Unless we default in the payment of the redemption price, dividends, if applicable, will cease to accrue after the redemption date on preference shares called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

        Conversion or Exchange Rights.    The certificate of designation relating to any series of preference shares that is convertible, exercisable or exchangeable will state the terms on which shares of that Series Are convertible into or exercisable or exchangeable for common shares, another series of our preference shares or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

        See also "—General Provisions Applicable to Our Share Capital" for additional information.

General Provisions Applicable to Our Share Capital

        Dividend Rights.    Under Bermuda law, a company's board of directors may not declare or pay dividends if there are reasonable grounds for believing that the company is, or would after the payment be, unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Issued share capital is the aggregate par value of our issued shares, and the share premium account is the aggregate amount paid for issued shares over and above their par value. Share premium accounts may be reduced in certain limited circumstances. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preference dividend right of the holders of any preference shares. There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in or out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preference shares.

        Variation of Rights.    If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 75% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum shall be two or more persons holding or representing by proxy one-third of the issued shares of the class. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking senior to common shares will not be deemed to vary the rights attached to common shares.

        Transfer of Shares.    Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share that is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor's right to make the transfer as our board of directors shall reasonably require. Subject to these restrictions, a holder of common shares or preference shares may transfer the title to all or any of his common shares or his preference shares by completing a form of transfer in the form set out in our bye-laws (or as near thereto as circumstances admit) or in such other form as the board may accept. The instrument of transfer must be signed by the transferor and transferee, although, in the case of a fully paid share, our board of directors may accept the instrument signed only by the transferor. The board may also accept mechanically executed transfers. Share transfers may also be effected through our transfer agent and may be made electronically.

        Meetings of Shareholders.    Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year. Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings of the company. Our bye-laws provide that either the chairman or our board of directors may convene an annual general meeting or a special general meeting. Bermuda law also requires that shareholders be given at least five days' advance notice of a general meeting; however, our bye-laws provide that the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Under our bye-laws, at least twenty-one days' notice of an annual general meeting or a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (i) in the case of an annual general meeting, by all of the shareholders entitled to attend and vote at such meeting; or (ii) in the case of a special general meeting, by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to attend and vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of the paid-up voting share capital.

        Any shareholder who wishes to propose business that may properly be moved by a shareholder at a general meeting (other than nomination of persons for election as directors) must give notice to us in writing in accordance with our bye-laws. The notice must be given not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with our prior year's annual general meeting. If we did not hold an annual general meeting in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of business to be proposed at a special general meeting, such notice must be given before the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. The notice must include the matters set out in our bye-laws.

        Access to Books and Records and Dissemination of Information.    Members of the general public have the right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include the company's memorandum of association, including its objects and powers, and certain alterations to its memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company's audited financial statements, which must be laid before each annual general meeting. The register of shareholders of a company is also open to inspection by shareholders and by members of the general public without charge. The register of shareholders is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of shareholders for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act 1981 of Bermuda (the "Companies Act"), establish a branch register outside Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection by members of the public without charge for not less than two hours in any business day. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

        Election and Removal of Directors.    Our bye-laws provide that our board may consist of between seven and 15 directors, the actual number to be determined by the board from time to time. Our board of directors currently consists of eleven directors. No more than two of our directors may be employed by us or by any other entity in our group. Our board is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. There is also no requirement in our bye-laws or Bermuda law that our directors must retire at a certain age. However, our Corporate Governance Guidelines provide that no director having attained the age of 70 shall be nominated for re-election or re-appointment to our board.

        Only persons who are nominated in accordance with our bye-laws are eligible for election as directors. Any shareholder who wishes to nominate a person for election as a director must give notice to us in writing in accordance with our bye-laws. The notice must be given not later than 120 days before the first anniversary of the date on which our proxy statement was distributed to shareholders in connection with our prior year's annual general meeting. If we did not hold an annual general meeting in the prior year or if the date of the annual general meeting has been changed by more than 30 days from the date contemplated in the prior year's proxy statement, the notice must be given before the later of 150 days prior to the contemplated date of the annual general meeting and the date which is ten days after the date of the first public announcement or other notification of the actual date of the annual general meeting. In the case of any notice of a nomination of a person by a shareholder for election as a director at a special general meeting, such notice must be given before the later of 120 days before the date of the special general meeting and the date which is ten days after the date of the first public announcement or other notification of the date of the special general meeting. The notice must include the information set out in our bye-laws and, in addition, we may require any nominee to furnish such other information as we may reasonably require to determine the eligibility of such nominee to serve as a director.

        A director may be removed for cause by a majority of shareholder votes cast at a meeting at which a quorum is present, provided notice is given to the director of the shareholders' meeting convened to remove the director. A director may be removed without cause upon the affirmative vote of at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, provided notice is given to the director of the shareholders' meeting convened to remove the director. The notice must contain a statement of the intention to remove the director and, if the removal is for cause, a summary of the facts justifying the removal and must be served on the director not less than fourteen days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

        Our board of directors can fill any vacancy occurring as a result of the removal, resignation, insolvency, death or incapacity of a director. Our board of directors also can appoint persons to fill any newly created directorships, provided that such appointment requires the affirmative vote of not less than 66% of the directors then in office.

        Proceedings of Board of Directors.    Our bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law requires that our directors be individuals. There is no requirement in our bye-laws or Bermuda law that directors hold any of our shares.

        The remuneration of our directors is determined by our board of directors. Our directors may also be paid all travel, hotel and other expenses properly incurred by them in connection with our business or their duties as directors.

        Provided a director discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law, such director is entitled to vote in respect of any such contract or arrangement in which he or she is interested, unless he or she is disqualified from voting by the chairman of the relevant board meeting. Under Bermuda law, a director (including the spouse or children of the director or any company of which such director, spouse or children own or control more than 20% of the capital or loan debt) cannot borrow from us (except loans made to directors who are bona fide employees or former employees pursuant to an employees' share scheme), unless shareholders holding 90% of the total voting rights have consented to the loan.

        Waiver of Claims by Shareholders; Indemnification of Directors and Officers.    Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that, in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts. Our bye-laws also indemnify our directors and officers and any person appointed to a committee by our board of directors in respect of their actions and omissions in relation to any of the affairs of Bunge Limited, except in respect of their fraud or dishonesty.

        Merger, Amalgamations and Business Combinations.    The merger or amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the merger or amalgamation agreement to be approved by the company's board of directors and by its shareholders. Such shareholder approval, unless the bye-laws otherwise provide, requires 75% of the shareholders voting at such meeting in respect of which the quorum shall be two persons at least holding or representing by proxy more than one-third of the issued shares of the company. Our bye-laws provide that a merger or amalgamation (other than with certain affiliated companies) that has been approved by our board must only be approved by a majority of the votes cast at a general meeting of our shareholders at which the quorum shall be two or more persons representing in person or by proxy more than one-half of the paid-up share capital carrying the right to vote. Any merger, amalgamation or other business combination (as defined in our bye-laws) not approved by our board must be approved by the holders of not less than 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution.

        Amendment of Memorandum of Association and Bye-Laws.    Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of the shareholders. In the case of the bye-laws relating to number and tenure of directors, approval of business combinations and amendment of bye-law provisions, the required resolutions must include the affirmative vote of at least 66% of our directors then in office and of at least 66% percent of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, and, in the case of the bye-law relating to the removal of directors, the requisite affirmative votes are a simple majority of the directors then in office and at least 66% of all votes attaching to all shares then in issue entitling the holder to attend and vote on the resolution, and, in the case of the bye-laws relating to the issuance of shares or other securities or instruments, the requisite affirmative votes are a simple majority of the directors then in office and at least 66% of the shares voting.

        Under Bermuda law, the holders of an aggregate of not less than 20% in par value of the company's issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within twenty-one days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

        Appraisal Rights and Shareholder Suits.    Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation and who is not satisfied that fair value has been offered for such shareholder's shares may apply to a Bermuda court within one month of notice of the shareholders meeting to appraise the fair value of those shares.

        Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of the company's memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company's shareholders than that which actually approved it.

        When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company's affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

        Capitalization of Profits and Reserves.    Pursuant to our bye-laws, our board of directors may (i) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (ii) capitalize any sum credited to a reserve account or sums otherwise available for dividend or distribution by paying up in full partly paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.

        Registrar or Transfer Agent.    A register of holders of the common shares, the 4.875% cumulative convertible perpetual preference shares, and of any other preference shares we may issue will be, maintained by Codan Services Limited in Bermuda, and a branch register is maintained in the United States by Mellon Investor Services L.L.C., which does and will serve as branch registrar and transfer agent for the common shares, the 4.875% cumulative convertible perpetual preference shares and any other preference shares we may issue.

        Untraced Shareholders.    Our bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares which remain unclaimed for twelve years from the date when such monies became due for payment. In addition, we are entitled to cease sending checks or dividend warrants by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the shareholder's new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.

        Certain Provisions of Bermuda Law.    We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares or preference shares.

        The Bermuda Monetary Authority has given its consent for the issue and free transferability of our common shares and preference shares to and between non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares or preference shares involving persons deemed resident in Bermuda for exchange control purposes may require the specific consent of the Bermuda Monetary Authority.

        This prospectus will be filed with the Registrar of Companies in Bermuda pursuant to Part III of the Companies Act. In accepting this prospectus for filing, the Registrar of Companies in Bermuda shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus.

        In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

DESCRIPTION OF MASTER TRUST STRUCTURE

        Bunge Limited formed a master trust in order to permit it and its subsidiaries to borrow funds on both a short-term and long-term basis more efficiently. The master trust was created under New York law pursuant to a pooling agreement among Bunge Funding, Inc., Bunge Management Services, Inc., as servicer, and The Bank of New York Mellon, as trustee. The primary assets of the master trust consist of intercompany loans made to Bunge Limited and its subsidiaries with the proceeds of funds raised by the master trust through the issuance of variable funding certificates.

        A conceptual illustration of the master trust structure is set forth below:

        The intercompany loans held by the master trust are made by two of Bunge Limited's subsidiaries. Bunge Finance Limited, Bunge Limited's 100%-owned subsidiary incorporated under the laws of Bermuda, makes loans to Bunge Limited and its non-U.S. subsidiaries. Bunge Finance North America, Inc., a Delaware corporation and a 100%-owned subsidiary of Bunge N.A. Holdings, Inc. (which is, in turn, wholly owned by us), makes loans to Bunge Limited's U.S. subsidiaries. Each intercompany loan bears interest at a floating rate specified from time to time by the Bunge subsidiary making the loan which generally is established based on the estimated blended cost of funds of the master trust (plus a small profit margin). Bunge Finance Limited and Bunge Finance North America, Inc. are parties to a sale agreement with Bunge Funding, Inc. under which each intercompany loan, together with all property and proceeds related thereto, is sold to Bunge Funding, Inc. Bunge Funding, Inc., in turn, immediately sells the intercompany loans to the master trust pursuant to a pooling agreement. Bunge Management Services, Inc. services the intercompany loans held by the master trust in accordance with the terms of a servicing agreement among Bunge Management Services, Inc., Bunge Funding, Inc. and The Bank of New York Mellon, as trustee.

        We raise the funds to fund the intercompany loans by having the master trust issue trust certificates either to a special purpose subsidiary that is incurring indebtedness or directly to third-party investors. As of the date of this prospectus, the master trust has issued three outstanding series of trust certificates under series supplements to the pooling agreement, including a series 2002-1 variable funding certificate held by Bunge Limited Finance Corp. The trustee under the master trust is required to allocate collections on the intercompany loans to the trust certificates, including the series 2002-1 variable funding certificate, on an equal basis based upon the principal and accrued interest outstanding with respect to all trust certificates. The master trust may from time to time issue additional series of trust certificates which rank equal in right of payment with the outstanding trust certificates.

        The maximum face amount of the series 2002-1 variable funding certificate held by Bunge Limited Finance Corp. is $7,000,000,000. The outstanding amount of the series 2002-1 variable funding certificate varies based on the outstanding amount of indebtedness of Bunge Limited Finance Corp. Under the master trust structure documentation, all of the proceeds borrowed under Bunge Limited Finance Corp.'s current facilities were used to fund intercompany loans which are acquired by the master trust (except to the extent such proceeds were used to repay outstanding indebtedness of Bunge Limited Finance Corp. or used to pay expenses incurred in connection with any such indebtedness). In the case of the notes, Bunge Limited Finance Corp. will be required to use all of the net proceeds from the sale of the notes to either increase its investment in the series 2002-1 variable funding certificate, repay its outstanding indebtedness or pay expenses incurred in connection with any such indebtedness, and the master trust will use such proceeds advanced under the series 2002-1 variable funding certificate to acquire intercompany loans. The principal and interest outstanding on the series 2002-1 variable funding certificate together with cash held by Bunge Limited Finance Corp. must at all times equal or exceed the aggregate principal and interest outstanding on all of Bunge Limited Finance Corp.'s debt, including, without limitation, the notes. Accordingly, the holders of the notes will benefit to the extent that payments of principal and interest are made by the borrowers on the intercompany loans held by the master trust. The master trust is intended to allow creditors of Bunge Limited Finance Corp. and other holders of master trust certificates to have the benefit of claims on Bunge Limited's subsidiaries obligated under intercompany loans. However, intercompany loans made under the master trust structure directly to Bunge Limited do not create any claims against its subsidiaries for the benefit of the holders of the notes. Although the series 2002-1 variable funding certificate is not pledged to the holders of the notes, the series 2002-1 variable funding certificate and related hedging agreements are the only assets held by Bunge Limited Finance Corp. and may not be pledged by Bunge Limited Finance Corp. to any of its creditors or any other person. Under the design of the master trust structure, the notes have the benefit of the series 2002-1 variable funding certificate and the holders of the notes thus have the benefit of access on an equal basis with other creditors holding indebtedness owed or payable by Bunge Limited Finance Corp. to the payments made on the series 2002-1 variable funding certificate.

        Bunge Limited Finance Corp. has been organized and structured to be a bankruptcy remote entity. As part of the bankruptcy remote structure of Bunge Limited Finance Corp., the certificate of incorporation of Bunge Limited Finance Corp. requires the vote of at least two directors who are individuals that are "independent" (within the meaning of the certificate of incorporation of Bunge Limited Finance Corp.) of Bunge Limited and its affiliates (except that such independent directors of Bunge Limited Finance Corp. may also be the independent directors of Bunge Asset Funding Corp., Bunge Funding, Inc., Bunge Finance Europe B.V. and any other financing subsidiary established to advance funds to the master trust) in order to, among other things, (1) file a voluntary petition for bankruptcy under the U.S. bankruptcy code or (2) change the voting requirement with respect to the filing of such a voluntary petition for bankruptcy. Each of Bunge Limited Finance Corp.'s creditors has made "non-petition" agreements agreeing not to institute, or join any other person in instituting, against Bunge Limited Finance Corp., any bankruptcy or similar insolvency proceeding under the laws of any jurisdiction for a period of one year and one day after all outstanding debt of Bunge Limited Finance Corp. has been paid in full.

        If Bunge Limited Finance Corp. were to become subject, for any reason, to any voluntary or involuntary bankruptcy proceeding, the proceeds of payments to the master trust on the intercompany loans would be subject to such bankruptcy proceedings. In such event, the holders of the notes would experience delays in recovering principal and interest on their notes from the proceeds of such intercompany loans. The holders of the notes would, however, be able to make a claim on Bunge Limited's guarantee in such circumstances unless the guarantee is unavailable for any reason (whether due to our bankruptcy or otherwise).

        Credit facilities and debt issuances that use the master trust structure as of December 31, 2010 include the following:

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  $575 million commercial paper facility, backed by a five-year revolving credit facility of the same amount that matures on June 11, 2012;

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  $600 million revolving credit facility that matures on April 16, 2011;

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  $650 million three-year revolving credit facility that matures on April 16, 2011;

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  $1 billion three-year revolving credit facility that matures on June 1, 2012;

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  $300 million three-year term loan facility that matures on December 15, 2013;

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  ¥10 billion three-year term loan facility that matures on October 6, 2011;

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  $300 million 5.875% Senior Notes due 2013;

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  $500 million 5.35% Senior Notes due 2014;

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  $382 million 5.10% Senior Notes due 2015;

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  $600 million 8.50% Senior Notes due 2019;

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  $475 million of bilateral term credit facilities, with maturities ranging from 1 month to 12 months; and

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  $670 million of other bilateral credit facilities, with maturities ranging from 1 month to 12 months.

        Our financings under the master trust structure contain various restrictive covenants that in some cases include limitations on, among other things, our ability to (1) merge, amalgamate or sell all or substantially all of our assets, (2) incur certain liens and (3) enter into certain sale-leaseback transactions. In addition, Bunge Limited must comply with certain financial covenants as of the end of each fiscal quarter. All of the restrictive covenants in the master trust financings are subject to significant qualifications and exceptions.

 DESCRIPTION OF DEBT SECURITIES

        Bunge Limited Finance Corp. ("BLFC") may issue debt securities from time to time in one or more distinct series. This section summarizes only certain of the terms of any debt securities that BLFC anticipates will be common to all series of debt securities that it may issue. The terms of any series of debt securities that BLFC may offer may differ significantly from the common terms described in this prospectus. The specific terms of any series of debt securities that BLFC will offer, and any differences from the common terms for an issuance of debt securities by BLFC described in this prospectus, will be described in the prospectus supplement for such debt securities that will accompany this prospectus. The debt securities of BLFC will be issued under an indenture among BLFC, Bunge Limited and a banking or financial institution, as trustee. We have filed forms of indenture for debt securities to be issued by BLFC as exhibits to the registration statement of which this prospectus forms a part. The actual indenture that BLFC and Bunge Limited will enter into in connection with an offering of debt securities may differ significantly from the form of indenture we have filed.

        As this section is a summary of some of the terms of the debt securities that BLFC may offer under this prospectus, it does not describe every aspect of the debt securities. We urge you to read the prospectus supplement and other offering material relating to an issuance of debt securities and the indenture relating to an issuance and the other documents we file with the SEC relating to the debt securities of BLFC because the indenture for those debt securities and those other documents, and not this description, will define your rights as a holder of the debt securities of BLFC. See "Where You Can Find More Information," for information on how to obtain copies of the indenture and any such other documents.

General

        Unless otherwise stated in a prospectus supplement or in other offering material for an offering of debt securities by BLFC, debt securities will not be secured by any property or assets of BLFC or of Bunge Limited and the securities will be senior debt securities, ranking equally with all of the other unsecured and unsubordinated indebtedness of BLFC.

        You should read the prospectus supplement and other offering material for the following terms of the series of debt securities offered by the prospectus supplement. BLFC will establish the following terms before issuance of the series:

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  the title of the debt securities;

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  whether the debt securities will be senior or subordinated debt securities;

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  the ranking of the debt securities;

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  if the debt securities are subordinated, the terms of subordination;

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  the aggregate principal amount of the debt securities, the percentage of their principal amount at which the debt securities will be issued, and the date or dates when the principal of the debt securities will be payable or how those dates will be determined or extended;

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  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, how the rate or rates will be determined, and the periods when the rate or rates will be in effect;

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  the date or dates from which any interest will accrue or how the date or dates will be determined, the date or dates on which any interest will be payable, whether and the terms under which payment of interest may be deferred, any regular record dates for these payments or how these dates will be determined and the basis on which any interest will be calculated, if other than on the basis of a 360-day year of twelve 30-day months;

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  if the debt securities will be convertible into or exchangeable for common shares or preference shares of Bunge Limited or other debt securities at the option of BLFC or at the option of the holders, the provisions relating to such conversion or exchange;

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  the place or places, if any, other than or in addition to New York City, of payment, transfer or exchange of the debt securities, and where notices or demands to or upon us in respect of the debt securities may be served;

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  any optional redemption provisions and any restrictions on the sources of funds for redemption payments, which may benefit the holders of other securities;

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  any sinking fund or other provisions that would obligate us to repurchase or redeem the debt securities;

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  whether the amount of payments of principal of, any premium on, or interest on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more commodities, equity indices or other indices, and how these amounts will be determined;

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  any covenants with respect to the debt securities and any changes or additions to the events of default described in this prospectus;

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  if not the principal amount of the debt securities, the portion of the principal amount that will be payable upon acceleration of the maturity of the debt securities or how that portion will be determined;

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  any changes or additions to the provisions concerning legal defeasance and covenant defeasance to be contained in the applicable indenture that will be applicable to the debt securities;

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  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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  if other than the trustee, the name of the paying agent, security registrar or transfer agent for the debt securities;

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  if BLFC does not issue the debt securities in book-entry form only to be held by The Depository Trust Company, as depositary, whether BLFC will issue the debt securities in certificated form or the identity of any alternative depositary;

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  the person to whom any interest in a debt security will be payable, if other than the registered holder at the close of business on the regular record date;

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  the denomination or denominations in which the debt securities will be issued, if other than denominations of $1,000 or any integral multiples;

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  any provisions requiring BLFC to pay additional amounts on the debt securities to any holder who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether BLFC will have the option to redeem the debt securities rather than pay the additional amounts; and

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  any other material terms of the debt securities or the indenture, which may not be consistent with the terms set forth in this prospectus.

        For purposes of this prospectus, any reference to the payment of principal of, any premium on, or interest on the debt securities will include additional amounts if required by the terms of the debt securities.

        In most cases, the indenture will not limit the amount of debt securities that BLFC is authorized to issue from time to time. The indenture will also provide that there may be more than one trustee thereunder, each for one or more series of debt securities. If a trustee is acting under the indenture with respect to more than one series of debt securities, the debt securities for which it is acting would be treated as if issued under separate indentures. If there is more than one trustee under the indenture, the powers and trust obligations of each trustee will apply only to the debt securities of the separate series for which it is trustee.

        BLFC may issue debt securities with terms different from those of debt securities already issued. Subject to conditions that may be specified in a prospectus supplement relating to an offering of debt securities, BLFC may, without the consent of the holders of the outstanding debt securities, reopen a previous issue of a series of debt securities and issue additional debt securities of that series unless the reopening was restricted when that series was created.

        There is no requirement that BLFC issue debt securities in the future under the indenture, and they may use other indentures or documentation, containing different provisions in connection with future issues of other debt securities.

        BLFC may issue the debt securities as "original issue discount securities," which are debt securities, including any zero-coupon debt securities, that are issued and sold at a discount from their stated principal amount. Original issue discount securities provide that, upon acceleration of their maturity, an amount less than their principal amount will become due and payable. The prospectus supplement relating to an issuance of any such debt securities will describe the U.S. federal income tax consequences and other considerations applicable to original issue discount securities in any prospectus supplement relating to them.

Guarantee of the Debt Securities

        Bunge Limited will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of, and interest on, the debt securities and any of the other obligations of BLFC under the applicable indenture with respect to the debt securities when and as the same shall become due and payable, whether at maturity or otherwise.

        Bunge Limited's guarantees for senior debt securities of BLFC would be unsecured and unsubordinated obligations of Bunge Limited and will rank equally with all other unsecured and unsubordinated obligations of Bunge Limited. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, senior debt securities of a particular series, the holder of such series of senior debt securities may institute legal proceedings directly against Bunge Limited to enforce the applicable guarantee without first proceeding against BLFC.

        If BLFC issues subordinated debt securities, Bunge Limited's guarantees for subordinated debt securities of BLFC would be unsecured and subordinated obligations of Bunge Limited and will rank equally with all other unsecured and subordinated obligations of Bunge Limited. The guarantee is expected to provide that in the event of a default in payment of principal of, or interest on, subordinated debt securities of a particular series, the holder of such series of subordinated debt securities may institute legal proceedings directly against Bunge Limited to enforce the applicable guarantee without first proceeding against BLFC.

Covenants, Events of Default, Amendments and Waivers and Defeasance

        A prospectus supplement and other offering material related to an issuance of debt securities by BLFC will set forth covenants that will impose limitations and restrictions on BLFC, and will also set forth covenants which will be applicable to Bunge Limited and certain of its subsidiaries and provisions relating to events of default, amendments, waivers and defeasance.

Governing Law

        The notes, the guarantee and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof.

Consent to Jurisdiction

        Bunge Limited will irrevocably submit to the non-exclusive jurisdiction of any New York state court or any U.S. federal court sitting in the Borough of Manhattan, The City of New York, in respect of any legal action or proceeding arising out of or in relation to the indenture, the notes or the guarantee, and will agree that all claims in respect of such legal action or proceeding may be heard and determined in such New York state or U.S. federal court and will waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of any such action or proceeding in any such court.

Currency Indemnity

        The obligation of BLFC to make any payments under the indenture, the notes or of Bunge Limited under the guarantee will be in U.S. dollars. Any amount received or recovered in a currency other than U.S. dollars as a result of any judgment or order given or made in a currency other than U.S. dollars in respect of an amount due under the indenture, the notes or the guarantee will constitute a discharge of Bunge Limited's obligation only to the extent of the amount in U.S. dollars that the holder of notes is able to purchase with the amount such holder receives or recovers. If the amount of U.S. dollars purchased by such holder of notes is less than the amount expressed to be due to such holder, Bunge Limited will indemnify the holder against any loss sustained as a result. In any event, Bunge Limited will indemnify the holder against the cost of any such purchase applicable guarantee without first proceeding against BLFC.

The Trustee Under the Indenture

        Debt securities of BLFC will be governed by a document called the "indenture". The trustee for each issuance of debt securities will be identified in the prospectus supplement relating to the issuance of debt securities. The trustee may resign or be removed with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to these series.

BOOK ENTRY, DELIVERY AND FORM

Holders of Debt Securities

        Book-Entry Holders.    BLFC will issue debt securities in book-entry form only, unless the prospectus supplement relating to an offering of notes specifies otherwise. The debt securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities on behalf of themselves or their customers.

        Under the indenture, BLFC will recognize as a holder only the person in whose name a debt security is registered. Consequently, for debt securities issued in global form, BLFC will recognize only the depositary as the holder of the debt securities and BLFC will make all payments on the debt securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners.

        The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

        As a result, purchasers of notes will not own the debt securities directly. Instead, such purchasers will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the debt securities are issued in global form, purchasers of notes will be an indirect holder, and not a direct or legal holder, of the debt securities.

        Street Name Holders.    In the future BLFC may terminate a global security or issue debt securities initially in non-global form. In these cases, you may choose to hold your debt securities in your own name or in "street name." Debt securities held in street name would be registered in the name of a bank, broker or other financial institution that you choose, and you would hold only a beneficial interest in those debt securities through an account you maintain at that institution.

        For debt securities held in street name, BLFC will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities, and will make all payments on those debt securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you will be an indirect holder, and not a direct or legal holder, of those debt securities.

        Legal Holders.    The obligations of BLFC as well as the obligations of the trustee and those of any third parties employed by BLFC or the trustee, run only to the legal holders of the debt securities. BLFC has no obligations to you if you hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether you choose to be an indirect holder of a debt security or have no choice because BLFC is issuing the debt securities only in global form.

        For example, once BLFC makes a payment or give a notice to the holder, it has no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if BLFC wants to obtain the approval of the holders for any purpose (for example, to amend the indenture or to relieve BLFC of the consequences of a default or of our obligation to comply with a particular provision of the indenture) it would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is determined by the holders.

        When BLFC refers to you, BLFC means those who invest in the debt securities being offered by this prospectus, whether they are the direct or legal holders or only indirect holders of those debt securities. When BLFC refers to your debt securities, it means the debt securities in which you hold a direct or indirect interest.

        Special Considerations for Indirect Holders.    If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

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  whether it imposes fees or charges;

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  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the debt securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        BLFC will issue debt securities under the indenture in global form, unless otherwise specified in the applicable prospectus supplement. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of the security. If global securities are issued, the following procedures will apply.

        BLFC will deposit global securities with the depositary identified in the prospectus supplement. After BLFC issues a global security, the depositary will credit on its book-entry registration and transfer system the respective principal amounts of the debt securities represented by the global security to the accounts of persons who have accounts with the depositary. These account holders are known as "participants." The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Only a participant or a person who holds an interest through a participant may be the beneficial owner of a global security. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants.

        BLFC and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by the global security registered in their names. They also will not receive or be entitled to receive physical delivery of the debt securities in definitive form and will not be considered the owners or holders of the debt securities.

        Principal, any premium and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. None of BLFC, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or the maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        BLFC expect that the depositary, upon receipt of any payments, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary's records. BLFC also expects that payments by participants to owners of beneficial interests in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of the participants.

        A global security is exchangeable for definitive securities registered in the name of, and a transfer of a global security may be registered to, any person other than the depositary or its nominee, only if:

  •
  the depository notifies BLFC that it is unwilling, unable or no longer qualified to continue as depository for that global security and BLFC does not appoint another institution to act as depository within 90 days;

  •
  if BLFC notifies the trustee that it wishes to terminate that global security; or

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  if an event of default has occurred and is continuing with regard to debt securities represented by that global security and the registrar has received a request from the depositary.

IN THE REMAINDER OF THIS DESCRIPTION "YOU" MEANS DIRECT HOLDERS AND NOT BOOK-ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.

Form, Exchange, Registration and Transfer

        Debt securities may be issued:

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  only in fully registered form; and

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  without interest coupons.

        Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange".

        Holders may exchange or transfer their certificated debt securities at the office of the trustee. BLFC will initially appoint the trustee to act as its agent for registering debt securities in the names of holders and transferring debt securities. BLFC may appoint another entity to perform these functions or perform them on its own. The entity performing the role of maintaining the list of registered holders is called the registrar. It will also perform transfers.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if the trustee, as registrar, is satisfied with the holder's proof of legal ownership.

        If BLFC has designated additional registrars for your debt security, they will be named in the prospectus supplement to which your debt security relates. BLFC may appoint additional registrars or cancel the appointment of any particular registrar.

        If any debt securities are redeemable or may be repurchased and BLFC redeems or repurchases less than all those debt securities, BLFC may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day BLFC mails the notice of redemption or repurchase and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. BLFC may also refuse to register transfers or exchanges of any debt security selected for redemption, except that BLFC will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

        If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agent

        BLFC will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. BLFC will only be required to make payment of principal and interest at the office of the paying agent, except that at their option, they may pay interest by mailing a check to the holder. Payment for any debt security represented by global notes will be made by wire transfer of immediately available funds to the account specified by the depositary. Unless BLFC indicates otherwise in the applicable prospectus supplement, BLFC will pay interest (other than defaulted interest) to the person who is the holder at the close of business on the regular record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.

        BLFC will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any debt security.

        Payment When Offices Are Closed.    If any payment is due on a debt security on a day that is not a business day, BLFC will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.

        Paying Agent.    Unless otherwise specified in the applicable prospectus supplement, the trustee will be the initial paying agent. BLFC may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that BLFC must maintain a paying agent in each place of payment for each series of debt securities.

        Regardless of who acts as paying agent, all money paid by BLFC to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to BLFC, as applicable. After that two-year period, the holder may look only to BLFC (or the guarantor) for payment and not to the trustee, any other paying agent or anyone else.

PLAN OF DISTRIBUTION

        The Registrants may sell the offered securities:

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  to or through underwriters or dealers;

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  through agents; or

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  directly to other purchasers.

        Underwriters or Dealers.    If the Registrants use underwriters in the sale of the offered securities, the underwriters will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the offered securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement or other offering material relating to the offered securities, the obligations of the underwriters to purchase those offered securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of those offered securities if they purchase any of them. If the Registrants use a dealer in the sale, the Registrants will sell the offered securities to the dealer as principal. The dealer may then resell those offered securities at varying prices determined at the time of resale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    The Registrants may designate one or more agents to sell the offered securities. Unless otherwise stated in a prospectus supplement or other offering material, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        Directly.    The Registrants may sell the offered securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        General Information.    A prospectus supplement and/or any additional offering material will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts, commissions or concessions paid, allowed or reallowed to them. A prospectus supplement and/or additional offering material will also state the proceeds to the Registrants from the sale of the offered securities, any initial public offering price and other terms of the offering of those offered securities. Underwriting discounts and commissions will not exceed 8% for any offering of securities made pursuant to this prospectus.

        The Registrants may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the offered securities from the Registrants at the public offering price and on the terms described in the related prospectus supplement and/or additional offering material pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        The Registrants may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the Registrants or borrowed from any of them or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from the Registrants in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

        The Registrants may have agreements to indemnify underwriters, dealers and agents against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

 LEGAL MATTERS

        The validity of the preference shares, common shares and guarantees of any debt securities offered by Bunge Limited under this prospectus and other legal matters relating to Bermuda law will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. James M. Macdonald, a partner of Conyers Dill & Pearman Limited, serves as an assistant secretary of Bunge Limited. The validity of the debt securities offered by Bunge Limited Finance Corp. and the related guarantees by Bunge Limited has been passed upon for us by Reed Smith LLP, New York, New York. Certain other legal matters will be passed upon for us by Shearman & Sterling LLP, New York, New York.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from Bunge Limited's Annual Report for the year ended December 31, 2010 and the effectiveness of Bunge Limited's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.